Exhibit 10.3

LICENSE AGREEMENT

This License Agreement is effective as of the date (“Effective Date”) accepted and executed by First American CoreLogic, Inc., a Delaware corporation (“FACL”) and First Advantage Credco, LLC, a Delaware LLC (“Customer”).

1. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings with such meanings to be equally applicable to both the singular and plural forms of the terms defined:

1.l “Agreement” means this License Agreement, all exhibits attached hereto (excluding specifically the Freddie Mac Exhibits as defined below), any terms and conditions included within a Service, and any agreements, schedules or exhibits supplementing or amending this agreement. If there is a conflict between this License Agreement and the terms and conditions included within a Service, this License Agreement shall control and prevail, except when dealing with the Freddie Mac Products (as defined below), in which case, the applicable Freddie Mac Exhibit shall control and prevail, with respect to the Freddie Mac Products only.

1.2 “End User” means an individual or entity determined by Customer to have a legitimate business need to use Customer’s products, whom Customer has approved as a qualified subscriber of Customer’s products, and who has permission to access Customer’s system on a restricted basis using an assigned password or other security mechanism to order Customer’s products.

13 “Fees” means the amount payable by Customer for access to and use of the Service as described in Exhibit A, Part D (Fees).

1.4 “Freddie Mac Exhibits” means, if applicable, the specific exhibits attached hereto as individually referenced “Freddie Mac Exhibits” A, B, C, D, E, F-1, F-2, G, H and M, respectively. Where applicable, each Freddie Mac Exhibit containing a signature block shall be signed by the appropriate party or parties as identified therein prior to Customer providing End Users with access to the Freddie Mac Products (as defined below).

1.5 “Freddie Mac Products” means, if applicable, certain proprietary automated property valuation products, including but not limited to Home Value Explorer and Home Value Calibrator (as more specifically defined within the Freddie Mac Exhibits attached hereto) which Freddie Mac may offer to FACL during the term of this Agreement. If applicable, FACL may provide such Freddie Mac Products under this Agreement, together with its own Services, to Customer (in its capacity as either a Reseller or a direct End User, as the case may be), with such Freddie Mac Products to be specified under Exhibit A, Part A (FACL Services) of this Agreement, providing all applicable parties have executed the necessary Freddie Mac Exhibits. Freddie Mac has the exclusive right to determine the Freddie Mac Products that will be marketed under this Agreement. The provisioning and use of Freddie Mac Products by Customer and End Users shall be in accordance with and subject to all terms and conditions of the Freddie Mac Exhibits attached hereto.

1.6 “Images” means certain FACL real property documents as specified in Exhibit A, Part A (FACL Services) and as available to and updated by FACL in the regular course of its business.

1.7 “Information” means certain FACL real property information obtained from public records and other sources, as specified in Exhibit A, Part A (FACL Services), and as available to and updated by FACL in the regular course of its business.

1.8 “Permitted Applications” means the allowed use of the Service described in Exhibit A, Part B (Permitted Applications).

1.9 “Processor” means an entity independent of Customer that processes data on behalf of Customer.

1.10 “Proprietary Information” means the Service and all other data, manuals, documentation, software programs, algorithms, and other information that may be disclosed or provided to Customer in the course of providing the Service, and all intellectual property rights thereon.

1.11 “Service” means the Software Applications, Valuation Models, Information, Images and any applicable user manuals and any other services provided by FACL to Customer as specified in Exhibit A, Part A (FACL Services). The Service includes any corrections, bug fixes, enhancements, updates or other modifications, including reasonable service replacements, to the Service.

1.12 “Software Applications” means the computer program, services, functions, in object code only, as specified in Exhibit A, Part A (FACL Services) offered by FACL to access the Information, Valuation Models or Images and to automatically generate information for specific real properties based on user-defined variables and proprietary FACL computer programs.

1.13 “Sublicensee” means an individual or company as authorized in the Permitted Applications that Customer permits to redistribute a Service, in whole or in part, alone or in combination with other products or services Customer may offer.

1.14 “Valuation Models” means certain FACL real property valuation information for a specific residential property generated by the automated valuation models as specified in Exhibit A, Part A (FACL Services) and outputted in FACL’s standard data formats.

2. LICENSE

2.1 Grant. Subject to the terms and conditions of this Agreement (including Customer’s obligation to pay for Service access), FACL grants to Customer a non-exclusive, non-transferable license to the Service, under FACL’s intellectual property rights in the Service, to use each Service solely for the Permitted Applications for each such Service. Seed names have been included in the Services to detect unauthorized use.

2.2 Restrictions on Use. Customer agrees, represents, and warrants to FACL, both during and after the term of this Agreement, the following provisions:

(a) Unless expressly authorized in the Permitted Applications, the Service is for Customer’s and Customer’s End-Users sole use. The Service may not be shared with affiliates or any third party, including joint marketing arrangements. The Service may not be used outside the United States without the prior written consent of FACL.

(b) Unless expressly authorized in the Permitted Applications, Customer shall not: (i) disclose, use, disseminate, reproduce or publish any portion of the Service in any manner, (ii) permit any parent, subsidiaries, affiliated entities or other third parties to use the Service or any portion thereof (iii) process any portion of the Service or permit any portion of the Service to be processed with other data or software from any other source, (iv) allow access to the Service through any terminals located outside of Customer’s or End-Users operations, (v) use the Service to create, enhance or structure any database in any form for resale or distribution, or (vi) use the Service to create derivative products.

(c) Customer shall (i) abide by all prevailing federal, state, and local laws and regulations of any kind governing fair information practices and consumers’ rights to privacy, including without limitation any applicable non-solicitation laws and regulations; and (ii) limit access to consumer information to those individuals who have a “need to know” in connection with Customer’s business and will obligate those individuals to acknowledge consumers’ rights to privacy and adhere to fair information practices and consumer’s right to privacy.

(d) Customer shall not use the Service (i) as a factor in establishing an individual’s eligibility for credit or insurance, (ii) in connection with underwriting individual insurance, (iii) in evaluating an individual for employment purposes, (iv) in connection with a determination of an individual’s eligibility for a license or other benefit granted by a governmental authority, (v) in a way that would cause the Services to constitute a “consumer report” under the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., or (vi) in any other manner that would cause such use of the Service to be construed as a consumer report by any authority having jurisdiction over any of the parties. FACL

(e) Customer shall not use the Service in any way that (i) infringes on any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy, (ii) violates any law, statute, ordinance or regulation (including without limitation the laws and regulations governing unfair competition, anti-discrimination or false advertising), or (iii) is defamatory, trade libelous, unlawfully threatening or unlawfully harassing.

(f) To the extent Customer is authorized in the Permitted Applications to publish or otherwise permit access to the Service via the Internet, Customer shall adopt, publish, and comply with privacy policies that comply with either the guidelines established by TRUSTe.org as set forth at http://www.truste.org, the Better Business Bureau, such other organization as the parties mutually agree upon, or Customer’s privacy policy if attached hereto as Exhibit P.

(g) Customer shall comply with the published guidelines of the Direct Marketing Association, other applicable industry guidelines, and all federal, state, and local laws and regulations regarding the use and dissemination of data or media such as the Service.

(h) Unless expressly authorized in the Permitted Applications, Customer shall not remove, alter or obscure any proprietary notices in the Service or other materials provided by FACL hereunder and shall reproduce all such notices on all copies or portions thereof; and Customer shall not provide or cause to be provided the Service to a Processor, unless such Processor enters into an agreement attached hereto as Exhibit A-3 (Processor Agreement) acknowledging that Processor shall only use the Service to fulfill its processing obligation to Customer.

3. DELIVERY OF DATA AND FORMAT

FACL shall provide to Customer the Services and updates in accordance with the provisions set forth in Exhibit A, Part C (Delivery). Customer acknowledges that the amount of Information available varies substantially from area-to-area, and that circumstances may exist or arise which may prevent FACL from providing such data or achieving complete representation of all data elements of the Services. The Information shall not be construed as or constitute a representation as to the condition of title to real property. The Information may not include all recorded conveyances, instruments or documents which impart constructive notice with respect to any chain of title described in the Information. Customer further acknowledges that the sale amount data element of any deed transaction data included within the Information is not available in some states and some such sale amount data are estimates of value based on available data and are calculated by FACL. Notwithstanding anything herein to the contrary, FACL may discontinue providing Services for any geographic location which prohibits FACL’s provision of such Services in accordance with this Agreement, or for any geographic location as to which FACL has discontinued the collection of data for its own business. FACL and Customer shall renegotiate the Fees in good faith according to the prevailing pricing models if FACL materially modifies the content or geographic coverage of the Services provided to Customer. FACL reserves the right to invoice (at FACL’s prevailing price models) additional file refreshes and duplicates which the parties consider outside the scope of the Agreement, should Customer make such a request of FACL.

4. FEES

4.1 Fees. In consideration of the rights granted Customer hereunder, Customer shall pay FACL the Fees monthly within thirty (30) days of FACL invoice unless provided differently in Exhibit A.

4.2 Taxes. Fees are exclusive of sales, use, ad valorem, personal property, and other taxes, which are the responsibility of Customer. FACL shall charge Customer applicable sales tax, Customer shall be responsible for filing all other taxes. If applicable, Customer must provide FACL with a Reseller Identification Certificate in order to be exempt from sales tax charges on royalty fees.

4.3 Billing; Payments; Late Fees. At the end of each FACL monthly billing cycle, FACL will invoice Customer for all Fees incurred by Customer and/or the Customer’s End-Users during such billing cycle. Customer shall pay the invoice in full within thirty (30) days of receipt. If full payment is not made, a charge equal to one and one-half percent (1 1/2%) will be added to the balance due, not to exceed the maximum legal limit permitted by law. If Customer becomes thirty (30) or more days past due, Customer’s access or shipment will be automatically disabled until all past due charges are paid, and Customer shall be in breach of this Agreement. Customer shall continue to be responsible for any monthly minimum charge during any period that access or shipment is suspended. If it becomes necessary for FACL to enforce this Agreement through an attorney, collection agency, or directly through small claims court, Customer shall pay all attorney’s fees, agency fees, court costs, and other collections costs, including without limitation post-judgment costs for legal services at trial and appellate levels. Delinquency may affect Customer’s credit rating.

4.4	Reporting; Audits.

(a) Report. If applicable, within fifteen (15) days after the end of each calendar month, Customer shall provide FACL’s accounting department a detailed and accurate statement of the calculation of all payments earned with respect to such month, together with payment thereof. If applicable, such report shall indicate which transactions are subject to the Perpetual License Fees described in Exhibit A, if applicable.

(b) Financial Audits. Customer shall maintain current, accurate, and complete books and records relating to its usage of the FACL Services and all payments due FACL hereunder. FACL or its designee (which may be a certified public accountant chosen by FACL) may, at any time while this Agreement is in effect and for a period of six months thereafter (but no more than once in a six-month period), require Customer to provide a certified statement prepared by a certified public accountant, at Customer’s expense, verifying the accuracy of records relating to Customer’s usage of the Service and all payments due FACL. If such certified statement indicates any errors in Customer’s records, FACL, or its designee, may, on reasonable advance notice to Customer and during reasonable business hours, examine, inspect and audit such books and records and any source documents pertaining thereto for the limited purpose of verifying the accuracy of Customer’s reports and the amounts due hereunder. FACL, or its designee, may, during the course of such examination, review or audit and make such copies and/or extracts of Customer’s books and records relating to Customer’s usage of the Service. FACL shall treat all such information reviewed during an audit as confidential and shall not disclose same to any third party (excluding FACL’s designee) without the written consent of Customer. FACL shall be solely responsible for the cost of such audit, unless FACL finds that Customer underpaid the amount of fees due hereunder in an amount greater than ten percent (10%) of the amount actually remitted. If Customer’s underpayment of such fees exceeds ten percent (10%) of the amount actually remitted, the Customer agrees to pay the full cost of the audit. Customer agrees within thirty (30) days of discovery of such underpayment to (i) make such underpayment and (ii) pay for the full cost of the audit, if applicable.

(c) Compliance Audits. FACL reserves the right, at its own expense, to select an independent auditor to audit Customer for the purpose of ensuring Customer’s compliance with the terms and conditions of this Agreement, after providing Customer with reasonable notice thereof. If such audit indicates there has been a material breach in Customer’s compliance of the Agreement, FACL shall provide Customer with written notice of such material breach. If Customer does not cure the breach within ten (10) days of receipt of written notice from FACL, FACL may terminate the Agreement and pursue its other legal remedies. Should Customer not cooperate with FACL’s reasonable request to audit for compliance within thirty (30) days of notice thereof, Customer shall be deemed to have conclusively admitted to a material breach in Customer’s compliance for which FACL may immediately terminate this Agreement and pursue its legal remedies.

5. TERM; TERMINATION

5.1 Term. The initial term of this Agreement shall be for a period of twelve (12) months, commencing on the Effective Date. The term shall automatically renew for additional successive twelve (12) month terms, unless terminated pursuant to Subsection 5.2 (Termination) of this Agreement.

5.2 Termination. Although this Agreement may not be terminated without cause during the initial term, either party may forego automatic renewal by giving the other party not less than thirty (30) calendar days written notice of termination prior to the expiration of the then-current term. Except for the termination provisions in Section 4.4 (Reporting; Audits), if either party breaches any provision of this Agreement, the non-breaching party shall, upon providing written notice of such breach, be entitled to immediately terminate this Agreement, provided such breach is not cured within thirty (30) days following such notice. If this Agreement is terminated as a result of a breach, the non-breaching party shall, in addition to its right of termination, be entitled to pursue legal remedies against the breaching party. Notwithstanding the foregoing, if Customer is in breach under Section 4 (Fees) of this Agreement, FACL may terminate this Agreement effective ten (10) days after giving Customer written notice of such breach, unless Customer shall have remedied the breach within such ten (10) day period.

5.3 Payment upon Expiration or Earlier Termination. Upon the expiration or termination of this Agreement as set forth above in Subsections 5.1 (Term) and 5.2 (Termination), Customer shall pay FACL in full for all products actually delivered and services actually performed by FACL under this Agreement prior to the effective date of such expiration or termination.

5.4 Return of Materials. Upon termination of this Agreement by either party, Customer, at its own expense, shall within fifteen (15) days of such termination, at FACL’s option as FACL shall notify Customer in writing, (i) return all Service materials and Information to FACL at the address set forth below on the signature page of this Agreement or (ii) certify (by a certificate signed by an officer of Customer) that such Service materials and Information have been destroyed. If such Service materials and Information have not been returned or destroyed in accordance with the above, Customer shall provide FACL or FACL’s agent access to Customer’s premises for the retrieval of all such materials, and Customer shall pay the actual costs as reasonably incurred by FACL to retrieve such materials. Customer shall be obligated to continue paying FACL fees ordinarily and reasonably charged by FACL for data of a similar nature and use after the termination of this Agreement, until such time as Customer returns to FACL or destroys such materials. In the alternative, Customer may pay FACL a Perpetual License Fee annually, if specifically provided for in Exhibit A, Part D (Fees), to retain the Information in Customer’s database. The parties agree that all restrictions and grants of use shall continue to apply should Customer be permitted to perpetually license the Information.

6. USE AND TRAINING

Customer shall limit use of the Service to its employees and End-User employees who have been appropriately trained. FACL shall provide, at a mutually convenient time, initial training in the use of the Service at no charge at mutually agreed upon locations, including Customer’s premises or End-Users premises per FACL standardized training and support policies. FACL shall provide Customer with a telephone number for Customer to request assistance in the use of the Service Monday through Friday, 7 a.m. to 5 p.m. Pacific Standard Time, at no charge, as reasonably required and requested by Customer.

7. THIRD PARTY USE

If the Permitted Applications include providing a Service to End Users or Sublicensees, Customer agrees to contractually require all End Users to sign an agreement with substantially similar terms to this Agreement. Customer warrants that in no event shall End Users’ or Sublicensees’ use of the data be unrestricted or expand beyond the Permitted Applications of this Agreement. This Section 7 is not intended to provide the Service to End Users or Sublicensees unless specifically provided for in the Permitted Applications.

8. PROPRIETARY INFORMATION

The Proprietary Information is and shall remain the sole and exclusive property of FACL. Customer shall have only the limited rights with respect to the Proprietary Information expressly granted in this Agreement, and all rights not expressly granted by FACL are reserved. Customer agrees that only FACL shall have the right to alter, maintain, enhance or otherwise modify the Proprietary Information. Customer shall not disassemble, decompile, manipulate or reverse engineer the Proprietary Information and shall take all necessary steps to prevent such disassembly, decompiling, manipulation or reverse engineering of the Proprietary Information. Under no circumstances shall Customer sell, license, publish, display, copy, distribute, or otherwise make available the Proprietary Information in any form or by any means, except as expressly permitted by this Agreement, including without limitation the transfer to a third party or, if not expressly prohibited by this Agreement, as allowed under the fair use provision of the Copyright Act, 17 U.S.C. § 107. Customer shall take all reasonable steps, in accordance with the best industry practices, to protect the security of the Proprietary Information and to prevent unauthorized use or disclosure. Customer is responsible for ail access to and use of the Proprietary Information by Customer’s employees or agents or by means of Customer’s equipment or Customer’s FACL usernames and passwords, whether or not Customer has knowledge of or authorizes such access or use. Customer shall be responsible for maintaining the confidentiality of all assigned usernames and passwords, and Customer shall be responsible for all charges relating to the use of said usernames and passwords whether or not authorized by Customer.

9. CONSUMER PRIVACY

Customer acknowledges that the Service, while comprised in part of public record data, describes information that may be deemed to be sensitive information by some consumers. It is the policy of FACL to respect the request of consumers to remove their name, mailing address, e-mail address or telephone number from use in solicitation. Customer’s agreement to comply with this policy is an integral condition to FACL entering into this Agreement. Customer agrees (a) Customer shall not broadcast or otherwise make public the name, address or other information about an individual consumer, unless FACL and the subject consumer provide written authorization to do so; (b) Customer shall abide by all prevailing federal, state, and local laws and regulations of any kind governing fair information practices and consumers’ rights to privacy, including without limitation any applicable non-solicitation laws and regulations; and (c) Customer shall limit access to consumer information to those individuals who have a “need to know” in connection with Customer’s business and shall obligate those individuals to acknowledge consumers’ rights to privacy and adhere to fair information practices.

10. FACL WARRANTIES, INDEMNIFICATION & DISCLAIMERS

10.1 Warranty; Intellectual Property Infringement and Indemnification. FACL warrants to Customer that the Service does not infringe, misappropriate or violate the intellectual property rights of a third party. FACL shall indemnify, defend and hold Customer harmless from and against any and all claims, losses, liabilities, costs and expenses attributable to any allegation of intellectual property infringement arising out of this Agreement (unless such allegation arises from the combination or use of the Service with any other software, data, or materials not furnished by FACL or is used in violation of any term or condition contained in this Agreement), provided that: (i) Customer gives FACL prompt written notice of any such allegation, (ii) FACL maintains full and complete control over the defense of any such allegation, and (iii) Customer cooperates fully with FACL in the defense of any such allegation. If the Service becomes or, in FACL’s opinion, is likely to become the subject of any claim or action that infringes, misappropriates or violates the intellectual property rights of another person, then FACL, at its expense and option, may: (i) procure the right for Customer to continue using the Service, (ii) modify the Service to render it no longer subject to any such claim or action, or (iii) replace the Service or any portion thereof with equally suitable, functionally equivalent, non-infringing data. If none of the foregoing is commercially practicable, FACL may terminate this Agreement and refund a pro-rata amount of the prepaid Fees actually paid hereunder. THIS SECTION SETS FORTH THE FULL EXTENT OF FACL’S LIABILITY TO CUSTOMER AND CUSTOMER’S SOLE REMEDIES WITH RESPECT TO ANY THIRD PARTY CLAIMS UNDER THIS AGREEMENT.

10.2 Limitations on Valuation Models. The Valuation Models do not constitute an appraisal of the subject property. They should not be relied upon in lieu of an appraisal or underwriting process. The predicted value reports are based upon data collected from public record sources. THE ACCURACY OF THE METHODOLOGY USED TO DEVELOP THE REPORTS, THE EXISTENCE OF THE SUBJECT PROPERTY, AND THE ACCURACY OF THE PREDICTED VALUE AND ALL RULE SETS PROVIDED ARE ESTIMATES BASED ON AVAILABLE DATA AND ARE NOT GUARANTEED OR WARRANTED. The condition of the subject property and current market conditions can greatly affect the validity of the Valuation Models. Any Valuation Model generated does not include a physical inspection of the subject property or a visual inspection or analysis of current market conditions by a licensed or certified appraiser, which is typically included in an appraisal.

10.3 Disclaimer. EXCEPT AS OTHERWISE STATED IN THIS SECTION, THE SERVICE IS PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BECAUSE SOME JURISDICTIONS DO NOT PERMIT THE EXCLUSION OF IMPLIED WARRANTIES, THIS DISCLAIMER MAY NOT APPLY. FACL NEITHER ASSURES NOR ASSUMES ANY LIABILITY TO ANY PERSON OR ENTITY FOR THE PROPER PERFORMANCE OF SERVICES NECESSARY TO THE CONDUCT OF A REAL ESTATE CLOSING. FACL DOES NOT REPRESENT OR WARRANT THAT THE SERVICE IS COMPLETE OR FREE FROM ERROR, AND DOES NOT ASSUME, AND EXPRESSLY DISCLAIMS, ANY LIABILITY TO ANY PERSON OR ENTITY FOR LOSS OR DAMAGE CAUSED BY ERRORS OR OMISSIONS IN THE SERVICE, WHETHER SUCH ERRORS OR OMISSIONS RESULT FROM NEGLIGENCE, ACCIDENT, OR OTHER CAUSE. CUSTOMER SHALL BE SOLELY RESPONSIBLE FOR OBTAINING ANY AND ALL NECESSARY LICENSES, CERTIFICATES, PERMITS, APPROVALS OR OTHER AUTHORIZATIONS REQUIRED BY FEDERAL, STATE OR LOCAL STATUTE, LAW OR REGULATION APPLICABLE TO CUSTOMER’S USE OF THE SERVICE. FACL MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE LEGALITY OR PROPRIETY OF THE USE OF THE SERVICE IN ANY JURISDICTION, STATE OR REGION.

11. FACL’s LIMITATION OF LIABILITY

FACL’S TOTAL LIABILITY AND CUSTOMER’S EXCLUSIVE REMEDY UNDER OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO DIRECT MONEY DAMAGES NOT EXCEEDING THE AMOUNT PAID BY CUSTOMER TO FACL DURING THE TWELVE (12) MONTHS PRECEDING THE CLAIM. THIS

LIMIT IS CUMULATIVE AND ALL PAYMENTS UNDER THIS AGREEMENT SHALL BE AGGREGATED TO CALCULATE SATISFACTION OF THE LIMIT. THE EXISTENCE OF MULTIPLE CLAIMS SHALL NOT ENLARGE THE LIMIT. FACL SHALL HAVE NO LIABILITY UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT FOR ANY LOSS OF PROFIT OR REVENUE OR FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF FACL IS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY.

12. CUSTOMER’S INDEMNIFICATION

Customer agrees to indemnify, defend and hold FACL harmless from and against all third party claims, losses, liabilities, costs and expenses arising out of or related to the use of the Service by the Customer, or attributable to Customer’s breach of this Agreement, provided that FACL gives Customer prompt written notice of any such claim. FACL shall control the defense and any settlement of such claim, and Customer shall cooperate with FACL in defending against such claim.

13. GENERAL PROVISIONS

13.1 Advertising. Customer shall not disclose FACL as a data source to any third party, except as may be authorized in writing by FACL or required by federal, state or local government regulations.

13.2 Proprietary Marks. Neither party shall use, or permit their respective employees, agents and subcontractors to use the trademarks, service marks, copyrighted material, logos, names, or any other proprietary designations of the other party, or the other party’s affiliates, whether registered or unregistered, without such other party’s prior written consent.

13.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes 11/17/2006 License Agreement or written, relating to the Service.

13.4 Severability. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.5 Waiver; Modifications. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set Forth in writing. No modifications of this Agreement shall be effective unless in writing and signed by both parties.

13.6 Survival. The following sections shall survive expiration or termination of the Agreement and shall continue in full force and effect until fully satisfied: 2.2 (Restrictions on Use), 53 (Payment Upon Expiration or Earlier Termination), 5.4 (Return of Materials), 7 (Third Party Use), 8 (Proprietary Information), 10.2 (Limitation on Valuation Models), 10.3 (Disclaimer), 11 (FACL’s Limitation of Liability), 12 (Customer’s Indemnification), 13 (General Provisions).

13.7 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A signature on a copy of this Agreement received by either party by facsimile is binding upon the other party as an original. The parties shall treat a photocopy of such facsimile as a duplicate original. If this Agreement is executed in counterparts, no signatory hereto shall be bound until all parties hereto have duly executed or caused to be duly executed a counterpart of this Agreement. The individuals signing below represent that they are duly authorized to do so by and on behalf of the party for whom they are signing.

13.8 Governing Law and Forum; Attorneys’ Fees. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to agreements executed and to be performed solely within such State. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Central District of California, Orange County Branch and the Superior and Municipal Courts of the State of California, Orange County in any litigation arising out of this Agreement. Each of the parties agrees that it shall not seek a jury trial in any proceeding based upon or arising out of or otherwise related to this Agreement or any of the other documents and instruments contemplated hereby and each of the parties hereto waives any and all right to such jury trial. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded. The prevailing party shall be awarded its reasonable attorneys’ fees and costs in any lawsuit arising out of or related to this Agreement.

13.9 Relationship of Parties. Neither party is nor shall be a partner, joint venturer, agent or representative of the other party solely by virtue of this Agreement. Neither party has the right, power or authority to enter into any contract or incur any obligation, debt or liability on behalf of the other party.

13.10 Uncontrollable Events. No party shall be liable for any delay or failure in its performance of any of the acts required by this Agreement when such delay or failure arises for reasons beyond the reasonable control of such party. The time for performance of any act delayed by such causes shall be postponed for a period equal to the delay; provided, however, that the party so affected shall give prompt notice to the other party of such delay. The party so affected, however, shall use its best efforts to avoid or remove such causes of nonperformance and to complete performance of the act delayed, whenever such causes are removed.

13.11 Assignment. Customer may not assign or transfer this Agreement or any rights or obligations under this Agreement. A Change in Control shall constitute an assignment for this Agreement. For purposes of this Agreement, a “Change in Control” means (i) any transaction in which Customer merges or consolidates with or into another entity; (ii) any transaction or series of transactions in which Customer sells or otherwise transfers more than twenty percent (20%) of its capital stock (without regard to class or voting rights) or other securities or ownership interests; or (iii) the sale, transfer or other disposition of all or substantially all of Customer’s assets or the complete liquidation or dissolution of Customer. Any unauthorized Change in Control, assignment or transfer shall be null and void and shall constitute grounds for immediate termination of this Agreement by FACL.

13.12 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by one of the following methods: (a) registered U.S. mail, return receipt requested (postage prepaid); (2) certified U.S. mail, return receipt requested (postage prepaid); or (3) commercially recognized overnight service with tracking capabilities. All notices must be sent to the address as shown on the signature page of this Agreement, or to such other address or number as shall be furnished in writing by any such party. Notices to FACL shall be sent to 4 First American Way, Santa Ana, California 92707, with a copy to FACL’s counsel at the same address marked Attention: Legal Department. Notices or communications shall be deemed properly delivered as of the date personally delivered or sent by mail or overnight service.

[THIS SPACE IS INTENTIONALLY LEFT BLANK.]

13.13 Miscellaneous. Headings at the beginning of each section and subsection are solely for convenience and are not intended to be a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine, and vice versa. This Agreement shall not be construed as if it had been prepared by either party, but rather as if it were jointly prepared. In the event that any action required by the parties hereto does not occur on a business day, the action shall be taken on the next succeeding business day thereafter. The parties hereto do not intend to confer any benefit hereunder on any person or entity other than the parties hereto and, therefore, there are no third party beneficiaries to this Agreement. The Exhibits and related Appendices to this Agreement constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

THE PARTIES HAVE READ, UNDERSTOOD, AND AGREED TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

FIRST ADVANTAGE CREDCO, LLC (“CUSTOMER”)		FIRST AMERICAN CORELOGIC, INC. (“FACL”)

By:	/s/ Kathy Manzione	By:	/s/ Tim Kennelly
	(Authorized Signature)		Authorized Signature
Name:	Kathy Manzione	Name:	Tim Kennelly
Title:	President	Title:	Vice President, MIT National Accounts
Effective Date: 3-11-08
Address:	12395 First American Way Poway, CA 92064	Address:	4 First American Way Santa Ana, California 92707

EXHIBIT A

TO

LICENSE AGREEMENT BETWEEN

FIRST AMERICAN CORELOGIC, INC, (“FACL”) AND

FIRST ADVANTAGE CREDCO, LLC

(“CUSTOMER”)

A.	FACL SERVICES:

1.	Valuation Models: Freddie Mac’s Home Value Explorer® (“HVE®”), VaIuePoint4 (“VP4”), Home Price Analyzer, PASS, PowerBase6, Fiserv CASA AVM

2.	Information: Instant Transaction History Report, Instant Legal & Vesting Report, Legal & Vesting with Transaction History Report, Detailed Subject Property Report, Short Comparable Property Report, Medium/Standard Comparable Property Report, Detailed Comparable Property Report, Custom Search Short Report, Custom Search Medium Report, Custom Search Detailed Report, Short Comp Farming Report, Medium Comp Farming Report, Detailed Comp Farming Report, HistoryPro

3.	Images: Document Image, Assessors Maps, Street Maps

4.	Fraud Analytics: LoanIQ, SafeCheck, Freddie Mac’s Home Value Calibrator® (“HVC®”)

5.	Customized Match and Append: Customer shall submit a list of data elements (the “Input File”) in a mutually agreeable format to FACL. FACL shall append other data elements, where available, to the Input File (“Appended Data”), and return the Appended Data to Customer in a mutually agreeable format. Pursuant to Section C(2) below, Customer shall complete the Statement of Work form (“SOW”), attached as Exhibit A-1, indicating the list criteria, data elements, geographic coverage, and delivery methods, and fees for each order. Before FACL begins work on any SOW begins, Customer needs FACL’s prior written approval. If FACL approves, FACL shall provide the Match and Append Services to Customer who, in turn, may forward to Customer’s clients (“End Users”).

6.	ARM and Valuation Model Match and Append Services: Customer may submit a list of data elements as shown in Exhibit A-2 (“ARM Input File”) to FACL. FACL shall, where available, append the data elements as shown in Exhibit A-3 to the Input File as well as append the following Valuation Model: PASS Prospector (“ARM/Valuation Model Appended Data”). FACL, shall then return the ARM/Valuation Model Appended Data to Customer.

B.	PERMITTED APPLICATIONS: In accordance with the terms and conditions of the Agreement, Customer and other approved third parties as specified below may use the FACL Services solely for the applications specified below.

1.	Customer’s Use: Customer may use the Services for internal business purposes of valuating residential properties. Customer shall not populate its products with Services without the prior written approval of FACL. Customer may provide the Services to Customer’s mortgage origination, mortgage servicing, or secondary market End Users, Notwithstanding the above, Customer may use ARM and Valuation Model Match and Append Services and HistoryPro for internal business purposes of valuating residential properties. Customer may also provide ARM and Valuation Model Match and Append Services and HistoryPro to Refinance.com, with offices located at 60 Oak Drive, Syosset, New York 11791 (“Additional End User”). Except as otherwise provided, Customer shall not relicense, redistribute or resell the Services.

2.	End Users’ Use: Customer’s mortgage origination or servicing End Users may access the FACL, Services for internal business purposes only to make business decisions with respect to mortgage origination and servicing for purposes of improving internal origination and servicing programs. End Users shall not resell, re-license or redistribute the FACL Services in whole or in part.

3.	Additional End User’s Use: Customer’s Additional End User may access ARM/Valuation Model Match and Append and HistoryPro Services for internal business purpose of appending the data to a mortgage portfolio. Additional End User shall not resell, re-license or redistribute the ARM/Valuation Model Match and Append and HistoryPro Services in whole or in part.

4.	Additional Restrictions: Customer shall not use any element or component of the FACL Services to create, replace, supplement or enhance any title, legal, vesting, ownership or encumbrance report. Customer shall contractually require that its End Users not use any element or component of the FACL Services to create, replace, supplement or enhance any title, legal, vesting, ownership or encumbrance report. Customer agrees that it will not use the FACL Services, coupled with alternative insurance approaches or products without first obtaining written permission from FACL. Customer shall contractually require that its End Users will not use the FACL Services, coupled with alternative insurance approaches or products without first obtaining written permission from FACL. Notwithstanding anything to the contrary, without FACL’s prior written approval, the FACL Services may not be provided to the following entities, their affiliates or subsidiaries, nor their successors in interest: Acxiom, America Online, Inc. (AOL), CD-Data, Choice Point, Costar Group, Data Solutions, Data Warehouse, Experian, Equifax, Fair Isaac Corporation, Fidelity National Financial (FNF), Fidelity National Information Services (FNIS), Fidelity National Insurance Company, Fidelity National Title Group, First Data Solutions, FiServ, FNC, Google, Haines, InfoUSA, Insurance Service Office (ISO), International Data Management (1DM), iPlace, Land America, Lending Tree, Lexis/Nexis, MacDonald-Detweiler, MasterFiles, Merlin Data, Microsoft, Myriad Development, National Data Cooperative, National Information Services, New Reach, Real Net, RJ Peters, Sedgwick CMS, Stewart Information Services Corporation, SW Financial, Thompson-West Group, TransUnion, Veros, Yahoo!, and Zillow. Customer shall not sell the FACL Services to the top twenty mortgage originating and or servicing lender institutions, as listed in the National Mortgage News or other similar Thomson Media publication, without FACL’s prior written approval.

C. DELIVERY:

1.	RealQuest Services: FACL shall provide the RealQuest Services to Customer and Customer’s End-Users via FACL’s secure, password-protected Internet site, realquest.com (“RealQuest”) or Connect2Data XML as specified in Exhibit B provided to Customer by FACL or via FACL’s secure, password-protected Internet site, vector.firstamres.com, in accordance with mutually agreed upon sequencing rules (“Vector Custom”).

2.	Match And Append Services: FACL shall deliver the Services directly to Customer’s or Customer’s End Users, or as mutually agreed upon, as specified in each Match and Append SOW. If FACL is delivering via electronic mail, Customer shall provide FACL with thirty (30) days prior written notice of any change in the electronic mail address to which the FACL Services should be delivered. Customer shall submit, within each project SOW, a list of the data elements to be appended to the input file (the “Input File”) to FACL via ASCII, CSV or other mutually agreed upon Input File format. FACL shall append, where available, the data elements listed in the SOW to the Input File (“Appended Data”), and return the Appended Data to Customer via email, secured file transfer or other media as mutually agreed to.

3.	ARM and Valuation Model Match and Append Services: FACL shall provide the ARM/Valuation Model Match and Append Services to Customer via Connect2Data XML as specified in Exhibit B.

D. FEES: Customer shall pay FACL the following Fees:

1. Valuation Models:
(i)	HVE®:	Eights Dollars ($8.00) per report
(ii)	VP4:	Eights Dollars ($8.00) per report
(iii)	HPA:	Eights Dollars ($8.00) per report

(iv)	PASS:	Eights Dollars ($8.00) per report
(v)	PB6:	Eights Dollars ($8.00) per report
(vi)	CASA:	Fourteen Dollars ($14.00) per report
2. Information:
(i)	Foreclosure Activity Report:	Three Dollars ($3.00) per report
(ii)	Neighborhood Area Profile Report:	Sixty Cents ($0.60) per report
(iii)	Transaction History Report:	Three Dollars ($3.00) per report
(iv)	Instant Legal and Vesting Report:	Eleven Dollars ($11.00) per report
(v)	Legal and Vesting with Transaction History Report:	Thirteen Dollars and Eighty Cents ($13.80) per report
(vi)	Detailed Subject Property Report:	Eighty-Five Cents ($0.85) per report
(vii)	Detailed Comparable Sales Report:	One Dollar and Fifty Cents ($1.50) per report
(viii)	Custom Search Report:	One Dollar and Ten Cents ($1.10) per report
(ix)	Voluntary Lien Report:	Eights Dollars ($8.00) per report
(x)	HistoryPro:

	a. 1-10,000:	Eights Dollars ($8.00) per report
	b. 10,001 and above:	Seven Dollars ($7.00) per report
3. Images:
(i)	Document Image:	Four Dollars ($4.00) per image
(ii)	Assessors Map:	Seventy Cents ($0.70) per map
(iii)	Street Map:	Eleven Cents (0.11) per map
(iv)	Aerial Map:	Twenty-Five Cents (0.25) per map
(v)	Flood Map:	Fifty Cents (0.50) per map

4. Fraud Analytics:
(i)	LoanIQ:	Five Dollars ($5.00) per report
(ii)	SafeCheck:	Five Dollars and Fifty Cents ($5.50) per
report (0 to 500 Reports monthly)
(iii)	SafeCheck:	Five Dollars ($5.00) per report (501 or
more Reports monthly)
(iv)	HVC®:	Six Dollars ($6.00) per value (0 to 500
per month)
(v)	HVC	Five Dollars and Fifty Cents ($5.50) per
value (501 or greater reports per month)

5. Batch Values:
(i) HVE and CASA:

(i)	HVE®:	Eight Dollars ($8.00) per value
(ii)	HVC®:	Six Dollars ($6.00) per value (0 to 500 per month)
(iii)	HVC	Five Dollars and Fifty Cents ($5.50) per value (501 or greater reports per month)
(iv)	CASA:	Fourteen Dollars ($14.00) per value

ii. VP4, HPA, PB6 and PASS:

	Batch Values	Fee per 0 – 1,000 values	Fee per 1,000 or more values
(i)	VP4:	Four Dollars and Fifty Cents	Three Dollars and Seventy-Fifty Cents
(ii)	HPA:	Four Dollars and Fifty Cents	Three Dollars and Seventy-Fifty Cents
(v)	PB6:	Four Dollars and Fifty Cents	Three Dollars and Seventy-Fifty Cents
(vi)	PASS:	Four Dollars and Fifty Cents	Three Dollars and Seventy-Fifty Cents

6. ARM/Valuation Model Match and Append Services: Customer shall pay the following fees for access to ARM/Valuation Model Match and Append Services.

	Volume	Fee per Appended Data	Fee per Appended Data with AVM
(i)	1-2,000:	Six Dollars and Twenty-Five Cents ($6.25)	Seven Dollars and Twenty-Five Cents ($7.25)
(ii)	2,001-5,000:	Six Dollars ($6.00)	Six Dollars and Seventy-Five Cents ($6.75)
(iii)	5,001-10,000:	Five Dollars and Seventy-Five Cents ($5.75)	Six Dollars and Forty Cents ($6.40)
(iv)	10,001-20,000:	Five Dollars and Fifty Cents ($5.50)	Six Dollars and Ten Cents ($6.10)
(v)	20,001 and above	Five Dollars ($5.00)	Five Dollars and Fifty Cents ($5.50)

EXHIBIT A-1

TO

LICENSE AGREEMENT BETWEEN

FIRST AMERICAN CORELOGIC, INC. (“FACL”)

AND

FIRST ADVANTAGE CREDCO, LLC (“CUSTOMER”)

STATEMENT OF WORK FORM

[SEE ATTACHED DOCUMENTS.]

STATEMENT OF WORK No.

MATCH AND APPEND / CUSTOM PROJECTS

This Statement of Work No.     for Match and Append/ Custom Projects (“SOW     ”) is entered into between First Advantage Credco, LLC (“CUSTOMER”) and                      (“End User”). This Statement of Work is effective as of the date fully executed and accepted by CUSTOMER below and approved by First American CoreLogic, Inc. (“FACL”) (“Effective Date of Statement of Work No,    ” ), and shall attach to the License Agreement entered into as of             , 200   between FACL and Customer (the “Agreement”).

A. CUSTOMER INFORMATION:

1.	Company Name:
2.	Customer Name:
3.	Contact Name:
4.	Address:
5.	Telephone Number:
6.	Fax:
7.	E-mail:

B. END USER INFORMATION:

1.	Company Name:
2.	Customer Name:
3.	Contact Name:
4.	Address:
5.	Telephone Number:
6.	Fax:
7.	E-mail:

C. END USER APPROVED BY FACL: Approve: Deny:

If FACL denies this SOW , FACL may choose not to complete this SOW.

D. ORDER SPECIFICATIONS:

1.	List Criteria:

2.	Data Elements:

3.	Geographic Coverage:

4.	Delivery Method:

5.	Other Instructions:

6.	Fees: per record multiplied by of records = Sub-Total: $

		Taxes	$
		TOTAL FEES	$

(THIS SPACE INTENTIONALLY LEFT BLANK.]

E.	OTHER TERMS AND CONDITIONS:

1.	Fees: End User shall pay Customer the fees set forth above for processing Services. Customer shall pay FACL for processing.

2.	Permitted Applications: End User shall adhere to all license restrictions, Permitted Applications and all other terms and conditions set forth in the Agreement portions of which are attached to this SOW.

3.	Other Terms: All other terms and conditions of the Agreement uneffected by this SOW shall remain in full effect. Capitalized terms used without definition have meanings set forth in the Agreement. By signing below, Customer verifies that End User shall receive the Services and accepts all terms and conditions in the Agreement. A facsimile signature ascribed below shall be valid for all purposes

4.	Execution: The parties caused this SOW to be duly executed by their authorized representatives as of the Effective Date of Statement of Work No.

(“END USER”)	FIRST ADVANTAGE CREDCO, LLC
(“CUSTOMER”)

By:		By:
	Authorized Signature		Authorized Signature

Name:	Name:

Title:	Title:

Address:	Date:

Facsimile:	Address:

Facsimile:

EXHIBIT A-2

TO

LICENSE AGREEMENT BETWEEN

FIRST AMERICAN CORELOGIC, INC. (“FACL”)

AND

FIRST ADVANTAGE CREDCO, LLC, (“CUSTOMER”)

ARM INPUT FILE

Field	Begin	End	Length	Data Type	Description
Customer ID	1	30	30	CHARACTER	Customer ID Number

Request Code	31	38	8	CHARACTER

Loan ID	39	68	30	CHARACTER	Unique reference supplied by customer to evaluate returned results

Borrower 1 Full Name	69	128	60	CHARACTER

Borrower 1 Last Name	129	188	60	CHARACTER

Borrower 1 First Name	189	248	60	CHARACTER

Borrower 2 Full Name	249	308	60	CHARACTER

Borrower 2 Last Name	309	368	60	CHARACTER

Borrower 2 First Name	369	428	60	CHARACTER

Property Address	429	488	60	CHARACTER

Property City Name	489	528	40	CHARACTER

Property State	529	530	2	CHARACTER

Property Zip	531	539	9	CHARACTER

Property County Name	540	569	30	CHARACTER	optional

Original Mortgage Date	570	577	8	NUMERIC	YYYYMMDD

Original Mortgage Amount	578	590	13	NUMERIC	11.2 - 2 decimals implied

EXHIBIT A-3

TO

LICENSE AGREEMENT BETWEEN

FIRST AMERICAN CORELOGIC, INC. (“FACL”)

AND

FIRST ADVANTAGE CREDCO, LLC, (“CUSTOMER”)

ARM/VALUATION MODEL APPENDED DATA

Field	Begin	End	Length	Data Type	Description
Property Match Code	591	594	4	CHARACTER	Match and Exception Code values will be provided with results file delivery.
Mortgage Match Code	595	598	4	CHARACTER
Exception Code 1	599	602	4	CHARACTER
Exception Code 2	603	606	4	CHARACTER
Exception Code 3	607	610	4	CHARACTER

AVM Source Code	611	613	3	CHARACTER	PASS Prospector

AVM Value Amount	614	624	11	NUMERIC

AVM Confidence Score	625	627	3	NUMERIC

Total Number of Open Mortgage Liens	628	630	3	NUMERIC	Total number of open mortgage liens

Total Amount of Open Mortgage Liens	631	641	11	NUMERIC	Total amount of open mortgage liens

Estimated Equity	642	652	11	NUMERIC	Difference between AVM Value and all open liens

Estimated CLTV	653	659	7	NUMERIC	Ratio of all open liens against AVM Value (5.2 - 2 decimals implied)

1st Position Mortgage Matched Indicator	660	660	1	CHARACTER	Y or N

1st Position Mortgage Purpose	661	661	1	CHARACTER	‘P’urchase, ‘R’efinance

1st Position Mortgage Lender Nm	662	721	60	CHARACTER

1st Position Mortgage Date	722	729	8	NUMERIC	YYYYMMDD

1st Position Mortgage Recording Dt	730	737	8	NUMERIC	YYYYMMDD

1st Position Mortgage Amount	738	748	11	NUMERIC

1st Position Mortgage Loan Type	749	753	5	CHARACTER	FHA, VA, etc.

1st Position Mortgage Subordinate Type	754	754	1	CHARACTER	‘C’redit Line, ‘E’quity, Ba‘L’loon, ‘R’evolving Line of Credit, ‘S’econd (closed end), ‘T’hird (closed end), Re’V’erse

1st Position Mortgage Interest Rate	755	760	6	NUMERIC	2.4 - 4 decimals implied

1st Position Mortgage Interest Rate Type	761	763	3	CHARACTER	ADJ, FIX, etc.

1st Position Mortgage Term	764	768	5	NUMERIC

1st Position Mortgage Term Code	769	769	1	CHARACTER	‘Y’ears, ‘M’onths, ‘D’ays

1st Position Mortgage ARM Initial Reset Date	770	777	8	NUMERIC	YYYYMMDD

1st Position Mortgage ARM Next Rest Date	778	785	8	NUMERIC	YYYYMMDD

Field	Begin	End	Length	Data Type	Description
1st Position Mortgage ARM Change Interval	786	787	2	NUMERIC	Numeric value in conjunction with Change Frequency

1st Position Mortgage ARM Change Freq	788	788	1	CHARACTER	‘W’eekly, ‘M’onthly, ‘Q’uarterly, ‘Y’early

1st Position Mortgage ARM Calculation Change (Margin)	789	794	6	NUMERIC	2.4 - 4 decimals implied

1st Position Mortgage ARM Maximum Interest Rate (life of loan cap)	795	800	6	NUMERIC	2.4 - 4 decimals implied

1st Position Mortgage ARM Index Type	801	803	3	CHARACTER	‘LIB’, ‘CMT’, etc.

1st Position Mortgage ARM Change Percent Limit (change limit of new int rate after initial reset)	804	809	6	CHARACTER	2.4 - 4 decimals implied

1st Position Mortgage ARM Pay Option Flag	810	810	1	CHARACTER	‘Y’ or blank

1st Position Mortgage ARM Interest Only Flag	811	811	1	CHARACTER	‘Y’ or blank

1st Position Mortgage ARM Neg Am Flag	812	812	1	CHARACTER	‘Y’ or blank

1st Position Mortgage ARM Prepayment Rider Indicator	813	813	1	CHARACTER	‘Y’ or blank

1st Position Mortgage ARM Prepayment Penalty Expiration Period	814	816	3	NUMERIC	Number of months to expiration of prepay penalty

2nd Position Mortgage Matched Indicator	817	817	1	CHARACTER	Y or N

2nd Position Mortgage Purpose	818	818	1	CHARACTER

2nd Position Mortgage Lender Nm	819	878	60	CHARACTER

2nd Position Mortgage Date	879	886	8	NUMERIC	YYYYMMDD

2nd Position Mortgage Recording Dt	887	894	8	NUMERIC	YYYYMMDD

2nd Position Mortgage Amount	895	905	11	NUMERIC

2nd Position Mortgage Loan Type	906	910	5	CHARACTER	FHA, VA, etc.

2nd Position Mortgage Subordinate Type	911	911	1	CHARACTER	‘C’redit Line, ‘E’quity, Ba’L’loon, ‘R’evolving Line of Credit, ‘S’econd (closed end), ‘T’hird (closed end), Re’V’erse

2nd Position Mortgage Interest Rate	912	917	6	NUMERIC	2.4 - 4 decimals implied

2nd Position Mortgage Interest Rate Type	918	920	3	CHARACTER	ADJ, FIX, etc.

2nd Position Mortgage Term	921	925	5	NUMERIC

2nd Position Mortgage Term Code	926	926	1	CHARACTER	‘Y’ears, ‘M’onths, ‘D’ays

2nd Position Mortgage ARM Initial Reset Date	927	934	8	NUMERIC	YYYYMMDD

2nd Position Mortgage ARM Next Reset Date	935	942	8	NUMERIC	YYYYMMDD

2nd Position Mortgage ARM Change Interval	943	944	2	NUMERIC	Numeric value in conjunction with Change Frequently

2nd Position Mortgage ARM Change Freq	945	945	1	CHARACTER	‘W’eekly, ‘M’onthly, ‘Q’uarterly, ‘Y’early

Field	Begin	End	Length	Data Type	Description
2nd Position Mortgage ARM Calculation Change (Margin)	946	951	6	NUMERIC	2.4 - 4 decimals implied

2nd Position Mortgage ARM Maximum Interest Rate (life of loan cap)	952	957	6	NUMERIC	2.4 - 4 decimals implied

2nd Position Mortgage ARM Index Type	958	960	3	CHARACTER	‘LIB’, ‘CMT’, etc.

2nd Position Mortgage ARM Change Percent Limit (change limit of new int rate after initial reset)	961	966	6	CHARACTER	2.4 - 4 decimals implied

2nd Position Mortgage ARM Pay Option Flag	967	967	1	CHARACTER	‘Y’ or blank

2nd Position Mortgage ARM Interest Only Flag	968	968	1	CHARACTER	‘Y’ or blank

2nd Position Mortgage ARM Neg Am Flag	969	969	1	CHARACTER	‘Y’ or blank

2nd Position Mortgage ARM Prepayment Rider Indicator	970	970	1	CHARACTER	‘Y’ or blank

2nd Position Mortgage ARM Prepayment Penalty Expiration Period	971	973	3	NUMERIC	Number of months to expiration of prepay penalty

3rd Position Mortgage Matched Indicator	974	974	1	CHARACTER	Y or N

3rd Position Mortgage Purpose	975	975	1	CHARACTER

3rd Position Mortgage Lender Nm	976	1035	60	CHARACTER

3rd Position Mortgage Date	1036	1043	8	NUMERIC	YYYYMMDD

3rd Position Mortgage Recording Dt	1044	1051	8	NUMERIC	YYYYMMDD

3rd Position Mortgage Amount	1052	1062	11	NUMERIC

3rd Position Mortgage Loan Type	1063	1067	5	CHARACTER	FHA, VA, etc.

3rd Position Mortgage Subordinate Type	1068	1068	1	CHARACTER	‘C’redit Line, ‘E’quity, Ba’L’loon, ‘R’evolving Line of Credit, ‘S’econd (closed end), ‘T’hird (closed end), Re’V’erse

3rd Position Mortgage Interest Rate	1069	1074	6	NUMERIC	2.4 - 4 decimals implied

3rd Position Mortgage Interest Rate Type	1075	1077	3	CHARACTER	ADJ, FIX, etc.

3rd Position Mortgage Term	1078	1082	5	NUMERIC

3rd Position Mortgage Term Code	1083	1083	1	CHARACTER	‘Y’ears, ‘M’onths, ‘D’ays

3rd Position Mortgage ARM Initial Reset Date	1084	1091	8	NUMERIC	YYYYMMDD

3rd Position Mortgage ARM Next Reset Date	1092	1099	8	NUMERIC	YYYYMMDD

3rd Position Mortgage ARM Change Interval	1100	1101	2	NUMERIC	Numeric value in conjunction with Change Frequency

3rd Position Mortgage ARM Change Freq	1102	1102	1	CHARACTER	‘W’eekly, ‘M’onthly, ‘Q’uarterly, ‘Y’early

3rd Position Mortgage ARM Calculation Change (Margin)	1103	1108	6	NUMERIC	2.4 - 4 decimals implied

3rd Position Mortgage ARM Maximum Interest Rate (life of loan cap)	1109	1114	6	NUMERIC	2.4 - 4 decimals implied

3rd Position Mortgage ARM Index Type	1115	1117	3	CHARACTER	‘LIB’, ‘CMT’, etc.

Field	Begin	End	Length	Data Type	Description
3rd Position Mortgage ARM Change Percent Limit (change limit of new int rate after initial reset)	1118	1123	6	CHARACTER	2.4 - 4 decimals implied

3rd Position Mortgage ARM Pay Option Flag	1124	1124	1	CHARACTER	‘Y’ or blank

3rd Position Mortgage ARM Interest Only Flag	1125	1125	1	CHARACTER	‘Y’ or blank

3rd Position Mortgage ARM Neg Am Flag	1126	1126	1	CHARACTER	‘Y’ or blank

3rd Position Mortgage ARM Prepayment Rider Indicator	1127	1127	1	CHARACTER	‘Y’ or blank

3rd Position Mortgage ARM Prepayment Penalty Expiration Period	1128	1130	3	NUMERIC	Number of months to expiration of prepay penalty

4th Position Mortgage Matched Indicator	1131	1131	1	CHARACTER	Y or N

4th Position Mortgage Purpose	1132	1132	1	CHARACTER

4th Position Mortgage Lender Nm	1133	1192	60	CHARACTER

4th Position Mortgage Date	1193	1200	8	NUMERIC	YYYYMMDD

4th Position Mortgage Recording Dt	1201	1208	8	NUMERIC	YYYYMMDD

4th Position Mortgage Amount	1209	1219	11	NUMERIC

4th Position Mortgage Loan Type	1220	1224	5	CHARACTER	FHA, VA, etc.

4th Position Mortgage Subordinate Type	1225	1225	1	CHARACTER	‘C’redit Line, ‘E’quity, Ba’L’loon, ‘R’evolving Line of Credit, ‘S’econd (closed end), ‘T’hird (closed end), Re’V’erse

4th Position Mortgage Interest Rate	1226	1231	6	NUMERIC	2.4 - 4 decimals implied

4th Position Mortgage Interest Rate Type	1232	1234	3	CHARACTER	ADJ, FIX, etc.

4th Position Mortgage Term	1235	1239	5	NUMERIC

4th Position Mortgage Term Code	1240	1240	1	CHARACTER	‘Y’ears, ‘M’onths, ‘D’ays

4th Position Mortgage ARM Initial Reset Date	1241	1248	8	NUMERIC	YYYYMMDD

4th Position Mortgage ARM Next Reset Date	1249	1256	8	NUMERIC	YYYYMMDD

4th Position Mortgage ARM Change Interval	1257	1258	2	NUMERIC	Numeric value in conjunction with Change Frequency

4th Position Mortgage ARM Change Freq	1259	1259	1	CHARACTER	‘W’eekly, ‘M’onthly, ‘Q’uarterly, ‘Y’early

4th Position Mortgage ARM Calculation Change (Margin)	1260	1265	6	NUMERIC	2.4 - 4 decimals implied

4th Position Mortgage ARM Maximum Interest Rate (life of loan cap)	1266	1271	6	NUMERIC	2.4 - 4 decimals implied

4th Position Mortgage ARM Index Type	1272	1274	3	CHARACTER	‘LIB’, ‘CMT’, etc.

4th Position Mortgage ARM Change Percent Limit (change limit of new int rate after initial reset)	1275	1280	6	CHARACTER	2.4 - 4 decimals implied

4th Position Mortgage ARM Pay Option Flag	1281	1281	1	CHARACTER	‘Y’ or blank

Field	Begin	End	Length	Data Type	Description
4th Position Mortgage ARM Interest Only Flag	1282	1282	1	CHARACTER	‘Y’ or blank

4th Position Mortgage ARM Neg Am Flag	1283	1283	1	CHARACTER	‘Y’ or blank

4th Position Mortgage ARM Prepayment Rider Indicator	1284	1284	1	CHARACTER	‘Y’ or blank

4th Position Mortgage ARM Prepayment Penalty Expiration Period	1285	1287	3	NUMERIC	Number of months to expiration of prepay penalty

Internal Reference Number	1288	1314	27	CHARACTER

EXHIBIT B

TO

LICENSE AGREEMENT BETWEEN

FIRST AMERICAN CORELOGIC, INC. (“FACL”) AND

FIRST ADVANTAGE CREDCO, LLC (“CUSTOMER”)

CONNECT2DATA XML EXHIBIT

A.	DEFINITIONS

1.	“Interface” means the Internet-based order management system Customer develops to order and receive the Services or Customer’s Product, if applicable.

2.	“Specifications” means the functional description of the Interface set forth in the XML Implementation Guide provided to Customer by FACL.

B.	DEVELOPMENT AND IMPLEMENTATION

1.	Engineering: Customer shall use commercially reasonable efforts to complete XML development within 30 days after the Effective Date. Customer shall complete XML development in accordance with the Specifications and the XML Implementation Guide. Each party shall bear its own costs for the services it provides to develop the Interface and implement Connect2Data XML. Customer shall use commercially reasonable efforts to screen the Interface and its servers to minimize the possibility of introduction of a computer virus to the server or servers operated by or for FACL.

2	Schedule: Customer shall follow the schedule set forth below during XML development and perform the pre-production tests described below.

a.	Customer and FACL shall have an XML Implementation Guide review and project kick-off teleconference within five days of the Effective Date. After the project kick-off teleconference, the parties shall schedule regular development conferences until third phase testing, described below, is completed.

b.	Customer shall complete first phase functional testing within 20 days of the Effective Date.

c.	Customer shall complete second phase off-peak load testing within 25 days of the Effective Date.

d.	Customer shall make the final Interface available for FACL to review within 25 days of the Effective Date.

e.	Customer shall complete third phase peak-hour load testing within 30 days of the Effective Date.

f.	Customer shall provide FACL with 48 hours advanced notice of each phase’s testing in order to prepare the test environment and coordinate performance monitoring.

3	Acceptance: Customer shall provide a complete version of the intended commercial release of the Interface on a password-protected server (the “Shadow Site”) for FACL’s acceptance before release. FACL shall have 15 days to review the Shadow Site and to assess whether it meets the Specifications. If FACL rejects the Interface, Customer shall revise the Interface according to FACL’s comments so it meets the Specifications and provide FACL with access to the revised Shadow Site for review and acceptance before release.

C.	CUSTOMER’S SERVICE LEVELS

1.	Customer shall use commercially reasonable efforts to make the Interface available 24 hours per day, 7 days per week, with the exception of reasonable scheduled maintenance downtime or emergency downtime.

2.	Customer shall promptly correct any errors, bugs or defects in the Interface or its servers that cause it not to operate in accordance with the Specifications or Customer’s Service Levels set forth above.

3.	Customer shall provide support to End Users experiencing problems with the Interface during Customer’s normal business hours. Customer shall not refer its End Users to FACL for customer support.

D.	FACL’S SERVICE LEVELS

1.	Weekly Scheduled Maintenance Downtime: FACL schedules the system to be down between the hours of 7:00 p.m. PST Saturday to 7:00 a.m. PST Sunday, each week.

2.	Service Levels: FACL shall use commercially reasonable efforts to have the system available 24 hours per day, 7 days per week, with the exception of Weekly Scheduled Maintenance Downtime. FACL shall not be responsible for and expressly disclaims liability for downtime resulting from problems with Customer’s telecommunications system, Customer’s Internet service provider or the Internet.

3.	Planned Emergency Downtime: If FACL determines it must take the system offline for emergency purposes, FACL shall make commercially reasonable efforts to provide Customer with email notification five hours prior to taking the system offline.

4.	Unplanned Downtime and Notification: Should the system experience downtime other than for Schedule Maintenance as above, FACL shall use commercially reasonable efforts to notify Customer promptly by email.

5.	Customer Service: FACL provides support to its customers from 6:00 a.m. PST to 5:00 p.m. PST on its business days.

Freddie Mac Exhibits

Index

Exhibit A:	Product List

Exhibit B:	Marketing Guidelines and Permitted Uses

Exhibit C:	Restricted Entity List

Exhibit D:	Contact Information

Exhibit E:	Bona Fide Testing Procedure

Exhibit F-1:	Test and Confidentiality Agreement Home Value Explorer®

Exhibit F-2:	Test and Confidentiality Agreement Home Value Calibrator®

Exhibit G:	End User Agreement

Exhibit H:	Reseller Agreement

Freddie Mac Exhibits

Exhibit A

Product List

1.	Home Value Explorer® (HVE®)

2,	Home Value Calibrator® (HVCSM)

Freddie Mac Exhibits

Exhibit B

Marketing Guidelines and Permitted Uses

This exhibit sets forth Freddie Mac’s standards for licensing and distributing the Products. This list is not exhaustive, and may be modified at any time as Freddie Mac deems necessary.

The Products were developed by Freddie Mac to support its mission in the secondary mortgage market. Promoting or licensing Products to any business not obviously in line or supporting our mission is not appropriate. As a Products distributor (as a Distributor or Reseller) or user (End User), you may market, license and provide Freddie Mac’s automated valuation products only for uses that in some way help people afford and/or wisely manage their home ownership. These tools should not be licensed to any business or entity that could or would use the Products to compromise a borrower’s investment in a home.

Contact Information

If you have questions about how to interpret this exhibit or have marketing or promotional materials for approval, please contact your Freddie Mac relationship manager.

Approval Process for Marketing Materials

Distributor agrees to deliver any proposed marketing materials and a distribution plan to your Freddie Mac relationship manager for approval prior to actual use of such materials. Resellers and End Users agree to deliver any proposed marketing materials and a distribution plan to Distributor, who in turn, will deliver them to Freddie Mac. Freddie Mac will return feedback to Distributor. Freddie Mac may approve, deny, or require edits to the marketing materials and/or distribution plan.

If the materials require revision, Distributor agrees to resubmit the materials as revised to Freddie Mac for approval. Upon final approval, Distributor will provide Freddie Mac with the final marketing materials.

Freddie Mac will attempt to review and respond as quickly as possible. Distributor should allow at least ten (10) business days for review. No final marketing materials should be prepared or distributed prior to final approval by Freddie Mac. Upon receipt of approval, Distributor will release the approved material within five (5) business days. Any subsequent release will require another approval from Freddie Mac. Freddie Mac reserves the right to withdraw its approval at any time.

Relationship References

When referencing the nature of your relationship with Freddie Mac, the correct term is “Distributor”, “Reseller”, or “End User”, as appropriate. Phrases stating or implying more than that (e.g., “in partnership with Freddie Mac”) are not permissible.

Product Descriptions

Home Value Explorer® (HVE®) – Freddie Mac’s Home Value Explorer is an automated valuation model (AVM) that electronically generates estimates of residential property values. Currently, the most common use is to establish residential property value for the purpose of granting second mortgages, home equity loans, and home equity lines of credit.

Home Value Calibrator® (CalibratorSM) – Freddie Mac’s Home Value Calibrator is a quality control tool that analyzes the relationship between key loan information, borrower information and collateral valuation data. It then generates a statistically derived score, predicting the likelihood that a property valuation is inflated.

Copy Standards; Logos; User Interface

Any copy materials referencing or promoting Home Value Explorer or Home Value Calibrator must clearly establish them as a Freddie Mac product or service, and such materials must use appropriate branding and service marks.

The first product reference must be “Freddie Mac’s Home Value Explorer®” or “Freddie Mac’s Home Value Calibrator®,” as appropriate. Subsequent references may use the same longer name, or in the case of the Home Value Explorer®, only “HVE®”, or in the case of Home Value Calibrator®, only “HVCSM”. The SM and ® symbols must appear the first time the respective product names are used in a document.

Freddie Mac reserves the right to prescribe the format and layout of the user interface of Freddie Mac’s Home Value Explorer and Freddie Mac’s Home Value Calibrator.

Product Disclosure and Brand Integrity

The Products and Model Results must be clearly identified as a Freddie Mac home valuation product. The Products and Model Results may not be repackaged, merged with, or offered for sale, as products or model results not derived from Freddie Mac, without Freddie Mac’s prior written consent. Likewise, non-Freddie Mac products or model results may not be repackaged, merged with, or offered for sale, as Freddie Mac Products or Model Results.

Each report containing a Model Result provided to End User must contain the following legend on the front cover or face of such report.

Home Value Explorer:

VALUES ARE PROVIDED “AS IS” AND ALL USES ARE AT THE USER’S SOLE RISK. ALL WARRANTIES CONCERNING THE VALUES AND ALL UNDERLYING DATA AND PROCESSES BOTH EXPRESSED AND IMPLIED ARE EXPRESSLY EXCLUDED INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, ACCURACY, OR FITNESS FOR A PARTICULAR PURPOSE. The Values are calculated using various models and techniques proprietary to Freddie Mac. This report does not constitute an appraisal and has not been prepared by a certified or licensed appraiser. Values are dependent on the correctness of any data supplied by the user. Values may not be used to produce or attempt to produce models used to generate the Values. The term Value is used in this report to mean the estimated market values generated by using the Freddie Mac proprietary models.

Home Value Explorer® is a registered trademark of Freddie Mac. All rights reserved.

Home Value Calibrator:

THE HOME VALUE CALIBRATOR® SCORE IS PROVIDED “AS IS” AND ALL USES ARE AT THE USER’S SOLE RISK. ALL WARRANTIES CONCERNING THE SCORE AND ALL UNDERLYING DATA AND PROCESSES BOTH EXPRESSED AND IMPLIED ARE EXPRESSLY EXCLUDED INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, ACCURACY, OR FITNESS FOR A PARTICULAR PURPOSE. Home Value Calibrator® is a quality control tool that analyzes the relationship between key loan information, borrower information and collateral valuation data to produce a statistically derived score. This score does not constitute a property appraisal or credit report. The score is dependent on the correctness of any data supplied by the user. The score may not be used to produce or attempt to produce models used to generate the score.

Home Value Calibrator® is a registered trademark of Freddie Mac. All rights reserved.

Market Sectors

Appropriate market sectors may include lending institutions and their brokers, appraisal or assessment firms, firms associated with buying, selling or managing real estate, construction and remodeling companies, and insurance companies. Marketing to sectors other than those stated above require the express written consent of Freddie Mac. In addition, Freddie Mac may update the list of Restricted Entities set forth on Exhibit C at any time in its discretion.

Home Value Explorer

Authorized Disclosure:

Distributor, its Resellers and End Users may only disclose a Model Result generated by or provided in connection with the Products as follows:

•	to a potential borrower involved in the transaction for which the Model Result was prepared;

•	to a potential purchaser of the loan for which the Model Result in question was originally acquired;

•	to a mortgage insurer for purposes of obtaining mortgage insurance on the loan for which the Model Result was acquired;

•

to a rating agency or other third party having a need to review such Model Result in connection with a rating or purchase decision with respect to the loan or pool of loans for which the specific Model Result was prepared; or

•	to the extent necessary to allow an accountant or professional auditor or representative of a regulatory agency performing an audit of Distributor, Reseller, or End User to perform such audit.

This list is not intended to provide a Distributor, Reseller or End User with rights that it does not already have. Accordingly, additional restrictions may apply depending on the terms of the Distributor’s, Reseller’s or End User’s agreement.

Permitted Uses:

•

Activities associated with the granting of loans backed by the value of the collateral, such as first or second lien mortgages, home equity loans and home equity lines of credit. The product can be used to support typical lending functions, such as underwriting, quality control, portfolio analysis and securitization analysis.

•	Activities associated with the purchase, sale or construction of homes.

•	As part of the process of evaluating home insurance needs if End User is a hazard insurance provider.

Prohibited Uses:

Any use other than a “permitted use” is a “prohibited use” unless Freddie Mac consents to the use in writing. The following arc just two examples of prohibited uses.

•	Any application that could be construed as “predatory lending” such as generating high-rate/high cost loans covered by the Home Ownership and Equity Protection Act of 1994 (HOEPA).

•	Uses associated with identifying potential customers, including but not limited to generating marketing or mailing lists for solicitation purposes.

Home Value Calibrator

Permitted Uses: Calibrator can only be used for post funding quality control.

Prohibited Uses: The use of Calibrator for pre-funding activity is strictly prohibited.

Any use other than a “permitted use” is a “prohibited use” unless Freddie Mac consents to the use in writing. The following are just three examples of prohibited uses.

•	Any application that could be construed as “predatory lending” such as generating high-rate/high cost loans covered by the Home Ownership and Equity Protection Act of 1994 (HOEPA).

•	Uses associated with identifying potential customers, including but not limited to generating marketing or mailing lists for solicitation purposes.

•	Any pre-funding activity

This list is not intended to provide a Distributor, Reseller or End User with rights that it does not already have. Accordingly, additional restrictions may apply depending on the terms of the Distributor’s, Reseller’s or End User’s agreement.

Freddie Mac Exhibits

Exhibit C

Restricted Entity List

The following list identifies and defines a “Restricted Entity.”

1	Fannie Mae

2.	The Federal Home Loan Bank Board

3.	Any agency, instrumentality or entity formed or controlled by a state, city or local government

4.	Any agency or instrumentality of the United States Government

Freddie Mac Exhibits

Exhibit D

Contact Information

“Transaction Account Identifier (TAI)” refers to a 14-character string that identifies a Reseller and/or End User and the Products and services available to that Reseller and/or End User.

Distributor will provide information substantially in the form below which identifies each Reseller to whom you wish to distribute any of the Products. Distributor agrees to submit to Freddie Mac a request for approval to set up a Reseller account. Distributor represents and warrants to Freddie Mac that the addition of such Reseller complies in all respects with the terms of the Distributor Agreement, including but not limited to the Restricted Entity List (Exhibit C). Freddie Mac may use any information provided with respect to the prospective Reseller to ensure independently that Reseller conforms to all terms of the Distributor Agreement, including the permissible uses as set forth in the Marketing Guidelines (Exhibit B), but is under no obligation to do so. No independent verification of any information or Product use by Distributor or any of its End Users will relieve Distributor of any obligations, representations or warranties under the Agreement.

Upon signing a new Reseller for one or more of Freddie Mac’s Products, please fill out the form below and either fax or e-mail it to your Freddie Mac relationship manager.

and the Products including Home
Value Calibratior®

SECTION A - End User/Reseller Contact Information (Check one)

☐ End User		☐ Reseller

☐ New	☐ Change Info	☐ Deactivate

Company Name

Contact Name

Contact E-mail address

Office Phone Number

Freddie Mac Exhibits

Exhibit E

Bona Fide Testing Procedure

Bona Fide Tests are for the sole purpose of evaluating the Products. Bona Fide Tests cannot be submitted through the central processing platform (CPP). Each Bona Fide Test request must be e-mailed to the appropriate Freddie Mac relationship manager. Each Bona Fide Test request must include the following information as it pertains to End User:

•	Name

•	E-mail address

•	Direct telephone number

•	Reason for the Bona Fide Test request

•	Only if the test is in response to an RFP, a copy of the RFP must be sent to your Freddie Mac relationship manager upon approval of the RFP author

If a potential End User wants to test the Products before signing an End User Agreement, End User must sign a Test and Confidentiality Agreement (Exhibit F-l and/or F-2) directly with Freddie Mac. A copy of the Test and Confidentiality Agreement must be faxed to your Freddie Mac relationship manager. Freddie Mac reserves the right to reject any Bona Fide Test request,

Freddie Mac will return Bona Fide Test results to the existing or prospective End User. The expected turnaround period for completion of a request is between three (3) to five (5) business days from receipt of the test file. All blind summary test results performed on behalf of End User must be forwarded to your Freddie Mac relationship manager within 60 days of receipt of test results.

Freddie Mac Exhibits

Exhibit F-1

Test and Confidentiality Agreement

Home Value Explorer®

Do not use this Confidentiality Agreement for Home Value Calibrator®. See Exhibit F-2.

This Test and Confidentiality Agreement (this “Confidentiality Agreement”) is effective this      day of                              , 200     by

and between                                                       (“End User”) and Freddie Mac

WHEREAS, Freddie Mac and End User are discussing the possibility of End User entering into an agreement relating to certain proprietary automated property valuation models and the proprietary software that can deliver estimates of specific residential property using Freddie Mac databases (the “Products”). Prior to entering into an agreement to license the Products (the “End User Agreement”) End User desires to test the Products (the “Bona Fide Test”) provided, however, that nothing contained in this Confidentiality Agreement will be deemed to obligate either party to negotiate or enter into the End User Agreement; and

WHEREAS, in connection with the parties’ discussions relating to the Products End User may be given access to confidential and proprietary information of Freddie Mac.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby, acknowledged, the parties agree as follows:

1.	Uses Disclosure and Copying of Freddie Mac Information.

(a)	“Freddie Mac Information” means all information previously provided, or that in the future is provided, to End User by or on behalf of Freddie Mac, in connection with the Bona Fide Test, whether delivered orally or in writing and whether or not it is specifically marked or designated confidential. Freddie Mac Information also includes all materials that End User prepares based on Freddie Mac Information, including, without limitation, notes, reports or test data End User develops in connection with the Bona Fide Test. Without limiting the foregoing in any way, the following information constitutes Freddie Mac Information: all Freddie Mac analytic models and algorithms and any non-public information relating to Freddie Mac’s Products. The Products include without limitation, algorithms, software, templates, databases and other tools owned by or licensed by Freddie Mac to deliver the Products to an end user.

(b)	End User will treat all Freddie Mac Information as strictly confidential. Without limiting the foregoing:

(i)	End User will not use Freddie Mac Information except to the extent necessary to test and evaluate for the purpose of licensing the Products.

(ii)	End User will keep the results of the Bona Fide Test, including any notes, files or reports it creates during the Bona Fide Test, confidential unless Freddie Mac agrees otherwise in writing.

(iii)	End User will not disclose Freddie Mac Information, except to its employees who need to know such Freddie Mac Information to evaluate the Products and who are legally obligated to maintain the confidentiality of Freddie Mac Information and to use Freddie Mac Information only as permitted by this Section I.

(iv)	End User will not copy any Freddie Mac Information, except to the extent necessary to evaluate the Products. End User will retain all confidentiality markings on any Freddie Mac information and will prominently mark “Confidential” on all copies and other materials it produces that include Freddie Mac Information.

(c)	In the event End User anticipates that it may be required for any reason to release or disclose Freddie Mac Information outside its organization, End User will promptly notify Freddie Mac and will take such actions as may be necessary or reasonably requested by Freddie Mac to provide Freddie Mac with a meaningful opportunity to seek a protective order or otherwise respond in such manner as Freddie Mac deems appropriate.

(d)	Nothing in this Confidentiality Agreement will transfer to End User any rights in Freddie Mac Information, including, but not limited to, any patent, copyright, trade secret and other intellectual property rights related thereto.

2.	As Is. ALL FREDDIE MAC INFORMATION IS PROVIDED “AS IS” AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WARRANTIES OF MERCHANTABILITY, TITLE, ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

3.	Bona Fide Test.

(a)	Bona Fide Tests must contain a minimum of 500 and a maximum of 100,000 address records unless Freddie Mac has given its prior written consent.

(b)	Bona Fide Tests will be limited to a maximum of two (2) requests per End User in a twelve (12) month period unless Freddie Mac has given its prior written consent.

(c)	Bona Fide Test results may not be merged or commingled with results from third party applications.

(d)	Freddie Mac will return all Bona Fide Test results directly to End User.

(e)	Bona Fide Test requests are typically processed within three (3) to five (5) business days from receipt of the test file.

(f)	All summaries of Bona Fide Test results performed by or on behalf of End User must be forwarded to the appropriate Freddie Mac relationship manager. All third party test results must be unidentifiable.

4.	Destruction of Test Information. Upon the earliest of (a) thirty (30) days of receipt of the Bona Fide Test results, or (b) written demand by Freddie Mac, End User will destroy all Bona Fide Test results and all copies thereof, if any. Within five business days of the occurrence of (a) or (b) of this section, End User will certify the destruction of Bona Fide Test results in writing to Freddie Mac.

5.	Suggestions. End User may from time to time provide comments, suggestions and other feedback to Freddie Mac concerning the Bona Fide Test, the Products or the Freddie Mac Information (the “Suggestions”). All Suggestions are provided and received on a purely voluntary basis and, in the absence of a separate agreement executed by both parties, will not create any confidentiality or other obligation on the part of Freddie Mac. Except to the extent otherwise agreed by the parties in writing, Freddie Mac will have the right to use such Suggestions in such manner as it elects in its sole discretion, without obligation of any kind to End User.

6.	Exclusions.

(a)	End User’s obligations under this Confidentiality Agreement will not extend to Freddie Mac Information to the extent such information:

(i)	is publicly known at the time in question without a breach of this Confidentiality Agreement provided that End User’s obligations will apply with respect to any database of information provided by Freddie Mac, notwithstanding the fact that the database may include information that may otherwise be publicly available;

(ii)	is provided to End User on a non-confidential basis by a third party that is not itself under any confidentiality obligation with respect to the information; or

(iii)	is independently developed by End User without use of or reference to Freddie Mac Information. However, notwithstanding the fact that a portion of Freddie Mac Information is or becomes non-confidential, End User’s obligations under this Confidentiality Agreement will continue to apply to all other Freddie Mac Information.

(b)	This Confidentiality Agreement will not prevent End User from disclosing Freddie Mac Information to the extent required by a government agency or court of competent jurisdiction, provided that End User complies with the requirements of subsection 1 (c).

7.	Audit Right; Remedies.

(a)	If requested by Freddie Mac, End User will allow, upon ten (10) business days prior notice, a review or audit of End User’s records, files, processes and controls related to this Agreement and will promptly respond to requests for information and other documentation related to this Agreement. End User will make its personnel and facilities available and otherwise cooperate reasonably in connection with any such review or audit and will promptly consider any reasonable process improvement suggested in such audit.

(b)	Any breach of this Confidentiality Agreement by End User may cause substantial and irreparable harm to Freddie Mac, for which an award of monetary damages would be an inadequate remedy. Accordingly, in the event of any such breach or threatened breach, Freddie Mac, may seek injunctive relief in addition to all other rights and remedies available to Freddie Mac, at law and in equity. End User hereby waives, and will cause its directors, officers, employees, subcontractors, partners, principals and agents to waive, any requirements for the securing or posting of any bond in connection with such injunctive relief. All rights and remedies provided to Freddie Mac, in this Confidentiality Agreement are cumulative and are in addition to, and not in lieu of, Freddie Mac’s rights and remedies at law and in equity.

8.	Governing Law. This Confidentiality Agreement will be construed, and the rights and obligations of the parties hereunder determined, in accordance with the substantive law of the Commonwealth of Virginia, excluding provisions of Virginia law concerning choice-of-law that would result in the law of any state other than Virginia being applied. However, the Uniform Computer Information Transactions Act (or any substantially similar law enacted by Virginia) will not apply to this Agreement or the performance of it, and instead the law of Virginia as it exists without reference to the Uniform Computer Information Transactions Act will apply.

9.	Binding Effect/Successors and Assigns. This Confidentiality Agreement will be binding upon End User and its directors, officers, employees, subcontractors, partners, principals and agents, successors and assigns. End User will notify all such individuals and entities of their obligations hereunder. This Confidentiality Agreement will be binding upon and inure to the benefit of Freddie Mac its directors, officers, employees, successors and assigns.

10.	Waivers. No modification or waiver of any provision of this Confidentiality Agreement will be valid unless such modification or waiver is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Confidentiality Agreement will be deemed a waiver of any other provision of this Confidentiality Agreement at that time or at any other time.

11.	Notices. All notices required or permitted hereunder will be in writing and will be deemed to have been properly given: (i) upon delivery if delivered personally or by a courier or overnight delivery service; or (ii) five (5) business days after mailing by certified mail, postage prepaid, return receipt requested, to the parties at the following addresses (or to such other address of which either party may notify the other in a notice that complies with the provisions of this section):

If to End User: [insert address below]

Attn.:
Tel:
Fax:

If to Freddie Mac:

Federal Home Loan Mortgage Corporation	Federal Home Loan Mortgage Corporation

8200 Jones Branch Drive	8200 Jones Branch Drive
Mail Stop 286	Mail Stop 204
McLean, VA 22102	McLean, VA 22102
Attn: Freddie Mac relationship manager	Attn: Associate General Counsel, Corporate Affairs
Tel: 703-903-2618	Tel: 703-903-2600
Fax: 703-903-2616	Fax: 703-903-3698

Phone and fax numbers are provided for convenience only and not for the purpose of transmitting notices.

12.	Integration. This Confidentiality Agreement constitutes the only agreement relating to the confidentiality of Freddie Mac Information provided in connection with the Bona Fide Test. The provisions of this Confidentiality Agreement will survive whether or not End User executes an End User Agreement, except to the extent the End User Agreement expressly supersedes or modifies this Confidentiality Agreement.

13.	Severability. If any provision of this Confidentiality Agreement is held for any reason to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provisions of this Confidentiality Agreement, and this Confidentiality Agreement will be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

14.	Indemnification. End User will indemnify Freddie Mac and its respective directors, officers, employees, successors and assigns and hold each harmless from and against any and all liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys’ fees, arising directly or indirectly out of the breach of any of End User’s obligations hereunder, whether such breach arises out of its own action or inaction or the action or inaction of End User and its directors, officers, employees, subcontractors, partners, principals and agents, successors and assigns.

IN WITNESS WHEREOF, each party has executed this Confidentiality Agreement effective as of the date first above written.

Freddie Mac
End User
By:
By:	Name:
Name:	Title:
Title:

Freddie Mac Exhibits

Exhibit F-2

Test and Confidentiality Agreement

Home Value Calibrator®

This Test and Confidentiality Agreement (this “Confidentiality Agreement”) is effective this                  day of                                 , 200     by and between                                          (“End User”) and Freddie Mac.

WHEREAS, Freddie Mac and End User are discussing the possibility of End User entering into an agreement relating to Home Value Calibrator® (“Calibrator”), a quality control tool that assesses the probability that the market value of a property is less than an appraised value, a borrower’s estimated value, or a purchase price. Prior to entering into an agreement to license Calibrator (the “End User Agreement”), End User desires to test Calibrator (the “Bona Fide Test”) provided, however, that nothing in this Confidentiality Agreement will obligate either party to negotiate or enter into the End User Agreement; and

WHEREAS, in connection with the parties’ discussions relating to Calibrator, End User may be given access to confidential and proprietary information of Freddie Mac.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions.

(a)	“Confidential Information” refers collectively to Freddie Mac Information and End User Information.

(b)	“End User Information” means Property Street Address, City, State and Zip Code, non- Freddie Mac Loan Number and Borrower’s Credit Score, that End User provides to Freddie Mac in connection with its use of Calibrator.

(c)	“Freddie Mac Information” means all information previously provided, or that in the future is provided, to End User by or on behalf of Freddie Mac in connection with Calibrator and/or the Bona Fide Test, whether delivered orally or in writing and whether or not it is specifically marked or designated confidential. Freddie Mac Information also includes all materials that End User prepares based on Freddie Mac Information, including, without limitation, notes, reports or test data End User develops in connection with the Bona Fide Test.

(i)	Without limiting the foregoing in any way, the following information constitutes Freddie Mac Information:

(A)	all Freddie Mac analytic models and algorithms and any non-public information relating to Calibrator;

(B)	Freddie Mac’s business and marketing plans for its automated valuation models and associated products, including, without limitation, Calibrator;

(C)	any reports and other output produced from Calibrator, as well as any discussions between End User and Freddie Mac relating to Calibrator results or performance; and

(D)	any pricing information related to Calibrator.

(d)	“Proprietor” means the party that discloses Confidential Information to the other party.

(e)	“Recipient” means the party that receives Confidential Information from the other party.

2.	Uses Disclosure and Copying of Confidential Information.

(a)	End User will treat all Freddie Mac Information as strictly confidential. Without limiting the foregoing:

(i)	End User will not use Freddie Mac Information except to the extent necessary to evaluate Calibrator.

(ii)	End User will keep the results of the Bona Fide Test, including any notes, files or reports it creates during the Bona Fide Test, confidential unless Freddie Mac agrees otherwise in writing.

(iii)	End User will not disclose Freddie Mac Information, except to its employees who need to know such Freddie Mac Information to evaluate Calibrator and who are legally obligated to maintain the confidentiality of Freddie Mac Information and to use Freddie Mac Information only as permitted by this Section 2.

(iv)	End User will not copy any Freddie Mac Information, except to the extent necessary to evaluate Calibrator. End User will retain all confidentiality markings on Freddie Mac Information and prominently mark “Confidential” on all copies and other materials it produces that include Freddie Mac Information.

(v)	End User will not attempt to reverse engineer or disassemble the output produced from Calibrator or decompile, translate, or modify such data, or allow any other person or entity to do so.

(b)	Freddie Mac will treat all End User Information as strictly confidential. Without limiting the foregoing:

(i)	Freddie Mac will not use End User Information except in connection with the Bona Fide Test.

(ii)	Freddie Mac will not disclose End User Information, except: (A) to its employees who need to know such End User Information in connection with the Bona Fide Test and who are legally obligated to maintain the confidentiality of End User Information and to use End User Information only as permitted by this Section 2; and (B) to third parties assisting Freddie Mac in connection with the Bona Fide Test who have agreed to keep End User Information confidential and to use End User Information only as permitted by this Section 2 (which agreement may be in an agreement that does not specifically mention End User Information as long as End User Information is covered by the agreement).

(iii)	Freddie Mac will not copy any End User Information except to the extent necessary in connection with the Bona Fide Test. Freddie Mac will retain End User confidentiality markings on End User Information and prominently mark “Confidential” on all copies and other materials it produces that include End User Information.

(c)	Each party as a Recipient will exercise at least the same degree of care to preserve the confidentiality of Proprietor’s Confidential Information that Recipient exercises to protect its own Confidential Information of a similar level of sensitivity, but in no event less than a reasonable standard of care. The parties further agree in their use of the other parties’ Confidential Information to comply with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the “GLB Act”), and the applicable regulations promulgated thereunder, as such regulations are amended from time to time.

(d)	In the event Recipient anticipates that it may be required for any reason to release or disclose Confidential Information outside its organization, except as otherwise permitted by this Section 2, Recipient will promptly notify Proprietor and will make reasonable efforts to provide Proprietor with an opportunity to seek a protective order or otherwise respond in such manner as Proprietor deems appropriate.

(e)	Nothing in this Confidentiality Agreement will grant to Recipient any rights in Proprietor’s Confidential Information, including, but not limited to, any patent, copyright, trade secret and other intellectual property rights related thereto.

3.	As Is. THE OUTPUT PRODUCED BY CALIBRATOR AND ALL FREDDIE MAC INFORMATION, INCLUDING, WITHOUT LIMITATION, THE CALIBRATOR SCORE FOR EACH LOAN, ARE PROVIDED “AS IS” AND ANY USE OF THE CALIBRATOR OUTPUT OR FREDDIE MAC INFORMATION IS AT END USER’S SOLE RISK. FREDDIE MAC DOES NOT GUARANTEE THE ACCURACY OR RELIABILITY OF CALIBRATOR OUTPUT OR FREDDIE MAC INFORMATION. ALL WARRANTIES CONCERNING THE CALIBRATOR OUTPUT OR FREDDIE MAC INFORMATION, BOTH EXPRESS AND IMPLIED, ARE EXPRESSLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, ACCURACY AND/OR FITNESS FOR A PARTICULAR PURPOSE

4.	Bona Fide Test

(a)	Bona Fide Tests must contain a minimum of 500 and a maximum of 100,000 address records unless Freddie Mac has given its prior written consent.

(b)	Bona Fide Tests will be limited to a maximum of two (2) requests per End User in a twelve (12) month period unless Freddie Mac has given its prior written consent.

(c)	Bona Fide Test results may not be merged or commingled with results from third party applications.

(d)	Freddie Mac will return all Bona Fide Test results directly to End User.

(e)	Bona Fide Test requests are typically processed within three (3) to five (5) business days.

(f)	All summaries of Bona Fide Test results performed by or on behalf of End User must be forwarded to the appropriate Freddie Mac relationship manager. All third party test results must be unidentifiable.

5.	Destruction of Test Information. Upon the earlier of (a) thirty (30) days of receipt of Bona Fide Test results, or (b) written demand by Freddie Mac, End User will destroy all Bona Fide Test results and all copies thereof, if any. Within five (5) business days of the occurrence of (a) or (b) of this section, End User will certify the destruction of the Bona Fide Test results in writing to Freddie Mac.

6.	Suggestions. End User may from time to time provide comments, suggestions and other feedback to Freddie Mac concerning the Bona Fide Test, Calibrator or the Freddie Mac Information (the “Suggestions”). All Suggestions are provided and received on a purely voluntary basis and, in the absence of a separate agreement executed by both parties, will not create any confidentiality or other obligation on the part of Freddie Mac. Except to the extent otherwise agreed by the parties in writing, Freddie Mac will have the right to use such Suggestions in such manner as it elects in its sole discretion, without obligation of any kind to End User.

7.	Exclusions.

(a)	Neither party’s obligations under this Confidentiality Agreement will extend to Confidential Information to the extent such information:

(i)	is publicly known at the time in question without a breach of this Confidentiality Agreement provided that End User’s obligations will apply with respect to any data provided by Freddie Mac, notwithstanding the fact that the data may include information that may otherwise be publicly available;

(ii)	is provided to Recipient on a non-confidential basis by a third party that is not itself under any confidentiality obligation with respect to the information; or

(iii)	is independently developed by Recipient without use of or reference to Proprietor’s Confidential Information. However, notwithstanding the fact that a portion of Confidential Information is or becomes non-confidential, Recipient’s obligations under this Confidentiality Agreement will continue to apply to all other Confidential Information.

(b)	This Confidentiality Agreement will not prevent Recipient from disclosing Confidential Information to the extent required by a government agency or court of competent jurisdiction, provided that Recipient complies with the requirements of Section 2(d).

8.	Remedies.

(a)	Audit. If requested by Freddie Mac, End User will allow, upon ten (10) business days prior notice, a review or audit of End User’s records, files, processes and controls related to this Confidentiality Agreement and will promptly respond to requests for information and other documentation related to this Confidentiality Agreement. End User will make its personnel and facilities available and otherwise cooperate reasonably in connection with any such review or audit and will promptly consider any reasonable process improvement suggested in such audit.

(b)	Any breach of this Confidentiality Agreement may cause substantial and irreparable harm to the other party for which an award of monetary damages would be an inadequate remedy. Accordingly, in the event of any such breach or threatened breach, the non-breaching party may seek injunctive relief in addition to all other rights and remedies available at law and in equity.

9.	Governing Law. This Confidentiality Agreement will be construed, and the rights and obligations of the parties hereunder determined, in accordance with the substantive law of the Commonwealth of Virginia, excluding provisions of Virginia law concerning choice-of-law that would result in the law of any state other than Virginia being applied. However, the Uniform Computer Information Transactions Act (or any substantially similar law enacted by Virginia) will not apply to this Agreement or the performance of it, and instead the law of Virginia as it exists without reference to the Uniform Computer Information Transactions Act will apply. Any claims, actions or proceedings arising out of or related to this Confidentiality Agreement will be brought in the United States District Court for the Eastern District of Virginia, Alexandria Division. Each party hereby submits to the personal jurisdiction of said Court and consents to the dismissal of any action related to this Confidentiality Agreement that is brought in any other forum.

10.	Binding Effect/Successors and Assigns. This Confidentiality Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns and will be binding upon each party’s agents, consultants, subcontractors, directors, officers, partners, principals and employees.

11.	Waivers. No modification or waiver of any provision of this Confidentiality Agreement will be valid unless such modification or waiver is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Confidentiality Agreement will be deemed a waiver of any other provision of this Confidentiality Agreement at that time or at any other time.

12.	Notices. All notices required or permitted hereunder will be in writing and will be deemed to have been properly given: (i) upon delivery if delivered personally or by a courier or overnight delivery service; or (ii) five (5) business days after mailing by certified mail, postage prepaid, return receipt requested, to the parties at the following addresses (or to such other address of which either party may notify the other in a notice that complies with the provisions of this section):

If to End User: [insert address below]

Attn.:
Tel:
Fax:

If to Freddie Mac:

Federal Home Loan Mortgage Corporation	Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive	8200 Jones Branch Drive
Mail Stop 256	Mail Stop 204
McLean, VA 22102	McLean, VA 22102
Attn: Freddie Mac relationship manager	Attn: Associate General Counsel, Corporate Affairs
Tel: 703-903-2618	Tel: 703-903-2600
Fax: 703-903-2616	Fax: 703-903-3698

Phone and fax numbers are provided for convenience only and not for the purpose of transmitting notices.

13.	Integration. This Confidentiality Agreement constitutes the only agreement relating to the confidentiality of Confidential Information exchanged in connection with the Bona Fide Test. The provisions of this Confidentiality Agreement will survive whether or not End User executes an End User Agreement, as appropriate, except to the extent the End User Agreement expressly supersedes or modifies this Confidentiality Agreement.

14.	Severability. If any provision of this Confidentiality Agreement is held for any reason to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provisions of this Confidentiality Agreement, and this Confidentiality Agreement will be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

15.	Indemnification. End User will indemnify Freddie Mac and its respective directors, officers, employees, successors and assigns and hold each harmless from and against any and all liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys’ fees, arising directly or indirectly out of the breach of any of End User’s obligations hereunder, whether such breach arises out of its own action or inaction or the action or inaction of End User and its directors, officers, employees, subcontractors, partners, principals and agents, successors and assigns.

IN WITNESS WHEREOF, each party has executed this Confidentiality Agreement effective as of the date first above written.

Freddie Mac End
End User
By:
By:	Name:
Name:	Title:
Title:

Freddie Mac Exhibits Exhibit G

End User Agreement

THIS END USER AGREEMENT (“Agreement”) made this      day of                          , 200     (the “Effective Date”) by and between                                 , a                                  corporation, with its principal place of business located at

                                                                                               (“Service Provider”) and

                                                                         , with its principal place of business located at

                                                                                               (“End User”).

RECITALS

WHEREAS, Service Provider has licensed certain automated valuation products (the “Products”) developed and owned by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) the terms of which sublicense impose obligations upon the Service Provider; and

WHEREAS, End User desires to sublicense the Products identified in End User Exhibit A, the Product List, to obtain certain information generated by the Products in response to a Query (“Model Result”) References to the term “Products” includes the term “Model Result,”

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. The following definitions will apply to this Agreement.

(a)	“Bona Fide Test” means a commercially reasonable test conducted on behalf of or by an End User for the sole purpose of evaluating the Products.

(b)	“Confidential Information” refers collectively to Freddie Mac Information and End User Information.

(c)	“End User Information” means Property Street Address, City, State and Zip Code, non- Freddie Mac Loan Number and Borrower’s Credit Score, that End User provides to Freddie Mac or to the Service Provider solely in connection with its use of the Products.

(d)	“Freddie Mac Information” means all information previously provided, or that in the future is provided, to End User by Freddie Mac or by the Service Provider in connection with use of the Products under this Agreement, whether delivered orally or in writing and whether or not it is specifically marked or designated confidential, Freddie Mac Information also includes all materials that End User prepares based on Freddie Mac Information, including, without limitation, notes, reports or test data End User develops in connection with the use of the Products, or discussions with Freddie Mac employees. Without limiting the foregoing in any way, the following information constitutes Freddie Mac Information; all Freddie Mac analytic models and algorithms and any non-public information relating to Freddie Mac’s Products.

(e)	“Proprietor” means the party that discloses Confidential Information to the other party.

(f)	“Recipient” means the party that receives Confidential Information from the other party.

2.	Term.

(a)	Limit on Term. The term of this Agreement may not exceed the term of Freddie Mac’s agreement to license any the Products.

(b)	Termination for Convenience. In the event Freddie Mac terminates its agreement to license any of the Products, Service Provider will terminate this Agreement effective thirty (30) days from the date Service Provider receives written notice of such termination.

3.	Grant of Sublicense. Service Provider grants to End User a limited, non-exclusive, non-transferable sublicense to use the Products for End User’s internal business purposes only. End User agrees it will not sublicense the Products or transfer or disclose the Products except as provided in this Agreement.

4.	Third Party Beneficiary. Freddie Mac, as owner of the Products, is a third party beneficiary to this Agreement and has an independent right of action to enforce the provisions of this Agreement.

5.	Disclaimer.

(a)	THE PRODUCTS ARE PROVIDED TO END USER “AS IS” AND “AS AVAILABLE,” AND ALL USES OF THE PRODUCTS ARE AT END USER’S SOLE RISK. FREDDIE MAC DOES NOT GUARANTEE THE ACCURACY OR RELIABILITY OF THE PRODUCTS OUTPUT OR FREDDIE MAC INFORMATION. ALL WARRANTIES CONCERNING THE PRODUCTS AND THE UNDERLYING DATA AND PROCESSES, BOTH EXPRESS AND IMPLIED, ARE HEREBY EXPRESSLY DISCLAIMED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, ACCURACY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

(b)	IN NO EVENT WILL FREDDIE MAC, OR ANY ENTITY FREDDIE MAC USES TO PROVIDE ACCESS TO THE PRODUCTS OR DATA SERVICES RELATED THERETO (“ACCESS PROVIDER”), BE LIABLE TO END USER OR ANY OTHER INDIVIDUAL OR ENTITY FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY TYPE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, ARISING OUT OF OR RELATING IN ANY MANNER TO THIS AGREEMENT, THE TERMINATION OF THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF FREDDIE MAC’S OBLIGATIONS HEREUNDER, WHETHER UNDER A CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY, EVEN IF FREDDIE MAC IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

(c)	IN NO EVENT WILL SERVICE PROVIDER BE LIABLE TO END USER OR ANY OTHER THIRD PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES AND LOST PROFITS, ARISING OUT OF OR RELATING IN ANY MANNER TO THIS AGREEMENT.

(d)	NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT WILL THE AGGREGATE LIABILITY OF FREDDIE MAC, ITS ACCESS PROVIDER OR THE SERVICE PROVIDER ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED TEN THOUSAND DOLLARS ($10,000) FOR PURPOSES OF THIS SECTION, THE TERM AGGREGAGE LIABILITY WILL INCLUDE, WITHOUT LIMITATION, ATTORNEYS FEES.

6.	Uses, Disclosure and Copying of Confidential Information.

(a)	End User will treat all Freddie Mac Information as strictly confidential. Without limiting the foregoing:

(i)	End User will not use Freddie Mac Information except to the extent necessary to use the Products under this Agreement.

(ii)	End User will keep the results of the Products, including any notes, files or reports it creates during its use of the Products, confidential unless otherwise provided in this Agreement or Freddie Mac agrees otherwise in writing.

(iii)	End User will not disclose Freddie Mac Information, except to its employees who need to know such Freddie Mac Information to use the Products and who are legally obligated to maintain the confidentiality of Freddie Mac Information and to use Freddie Mac Information only as permitted by this Agreement.

(b)	Freddie Mac and Service Provider will treat all End User Information as strictly confidential. Without limiting the foregoing:

(i)	Neither Freddie Mac nor Service Provider will use End User Information except in connection with performance of services related to the Products.

(ii)	Neither Freddie Mac nor Service Provider will disclose End User Information, except: (A) to their respective employees who need to know such End User Information in connection with performance of services related to the Products and who are legally obligated to maintain the confidentiality of End User Information and to use End User Information only as permitted by this Agreement; and (B) to third parties assisting Freddie Mac or Service Provider in connection with performance of services related to the Products who have agreed to keep End User Information confidential and to use End User Information only as permitted by this Agreement (which agreement may be in an agreement that does not specifically mention End User Information as long as End User Information is covered by the agreement).

(c)	Each party as a Recipient will exercise at least the same degree of care to preserve the confidentiality of Proprietor’s Confidential Information that Recipient exercises to protect its own Confidential Information of a similar level of sensitivity, but in no event less than a reasonable standard of care. The parties further agree in their use of the other parties’ Confidential Information to comply with applicable privacy provisions of the Gramm-Leach-Bliiey Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the “GLB Act”), and the applicable regulations promulgated thereunder, as such regulations are amended from time to time.

(d)	In the event Recipient anticipates that it may be required for any reason to release or disclose Confidential Information outside its organization, except as otherwise permitted by this Agreement or except when disclosed in accordance with Section 10 of this Agreement (to comply with legal requirements), Recipient will promptly notify Proprietor and will make reasonable efforts to provide Proprietor with a meaningful opportunity to seek a protective order or otherwise respond in such manner as Proprietor deems appropriate.

(e)	Nothing in this Confidentiality Agreement will grant to Recipient any rights in Proprietor’s Confidential Information, including, but not limited to, any patent, copyright, trade secret and other intellectual property rights related thereto.

7.

Exclusions. Neither party’s obligations under this Confidentiality Agreement will extend to Confidential Information to the extent such information: (i) is publicly known at the time in question without a breach of this Agreement provided that End User’s obligations will apply with respect to any data provided by Freddie Mac, notwithstanding the fact that the data may include or consist of information that may otherwise be publicly available; (ii) is provided to Recipient on a non-confidential basis by a third party that is not itself under any confidentiality obligation with respect to the information; or (iii) is independently developed by Recipient without use of or reference to Proprietor’s Confidential Information. However, notwithstanding the fact that a portion of Confidential Information is or becomes non-confidential, Recipient’s obligations under this Agreement will continue to apply to all other Confidential Information. This Agreement will not prevent Recipient from disclosing Confidential Information to the extent required by a government agency or court of competent jurisdiction, provided that Recipient complies with the requirements of Section 6(d) or Section 10, whichever applies.

8.	Market Sectors and Permitted Uses; Restrictions on Use.

(a)	End User only may disclose or use the data generated by or provided in connection with the Products in accordance with the following permitted and prohibited uses,

Home Value Explorer®

Permitted Uses:

•	Activities associated with the granting of loans backed by the value of the collateral, such as first or second lien mortgages, home equity loans and home equity lines of credit;

•	To support typical lending functions, such as underwriting, quality control, and portfolio analysis;

•	Activities associated with the purchase, sale or construction of homes; and

•	As part of the process of evaluating home insurance needs if End User is a hazard insurance provider.

Prohibited Uses:

Any use other than a “permitted use” is a “prohibited use” unless Freddie Mac consents to the use in writing. The following are two examples of prohibited uses.

•	Any application that could be construed as “predatory lending” such as generating high-rate/high cost loans covered by the Home Ownership and Equity Protection Act of 1994 (HOEPA); and

•	Uses associated with identifying potential customers, including but not limited to generating marketing or mailing lists for solicitation purposes,

Home Value Calibrator®

Permitted Use:

•	Post funding quality control.

Prohibited Uses:

•	Any pre-funding activity is strictly prohibited. Any use other than a permitted use is a prohibited use unless Freddie Mac consents to the use in writing.

(b)	The Products and Model Results must be clearly identified as a Freddie Mac Product and cannot be presented as any other brand or merged with a model result from any non Freddie Mac Product.

(c)	The following additional storage and disclosure restrictions apply:

(i)	End User may not store values derived from the Products in a database or other electronic format for the purpose of facilitating retrieval of values in aggregate form or calculating new automated property valuation estimates.

(ii)	End User may not make the Products available or disclose the Products to a Restricted Entity (as defined in the attached Exhibit C) except that the Model Result may be disclosed to Fannie Mae or a Federal Home Loan Bank in connection with the sale of a loan backed by the value of the collateral or to support a typical lending functions, such as underwriting, quality control, and portfolio analysis.

9.	Bona Fide Test.

(a)	Bona Fide Tests must contain a minimum of 500 and a maximum of 100,000 address records unless Freddie Mac has given its prior written consent.

(b)	Bona Fide Tests will be limited to a maximum of two (2) requests per End User in a twelve (12) month period unless Freddie Mac has given its prior written consent.

(c)	Bona Fide Test results may not be merged or commingled with results from third party applications.

(d)	Freddie Mac will return all Bona Fide Test results directly to End User.

(e)	Bona Fide Test requests are typically processed within three (3) to five (5) business days.

(f)	All summaries of Bona Fide Test results performed by or on behalf of End User must be forwarded to the Freddie Mac relationship manager. All third party test results must be unidentifiable.

(g)	Upon the earliest of (a) one (1) year of receipt of the Bona Fide Test results, or (b) written demand by Freddie Mac, End User will destroy all Bona Fide Test results and all copies thereof, if any. Within five business days of the occurrence of (a) or (b) of this section, End User will certify the destruction of Bona Fide Test results in writing to Freddie Mac.

10.	Compliance with Legal Requirements. End User may disclose the Products to the extent, and only to the extent, necessary to comply with orders or subpoenas issued by a court of competent jurisdiction or with regulatory examiners with jurisdiction over End User, or to the extent otherwise required by applicable law (the “Legal Requirements”) provided that prior to any particular such disclosure:

(a)	End User provides to the Service Provider and to Freddie Mac reasonable notice of the Legal Requirement and takes such actions as may be necessary or reasonably requested by the Service Provider, and/or Freddie Mac to provide the Service Provider and Freddie Mac with a reasonable opportunity to seek either a protective order or otherwise to minimize the required disclosure; and

(b)	End User notifies all auditors and regulators and any other recipients of the Products in writing that the Products may not be copied or used for any purpose other than review or examination of End User except to the extent ordered by a court of competent jurisdiction, and, further, that the Products are proprietary to Freddie Mac and their use strictly limited under this End User Agreement.

11.	Audit. Upon request, End User will allow Service Provider, Freddie Mac or any regulatory agency with jurisdiction over Service Provider or its customers to review or audit End User’s records, files, processes and controls related to this Agreement and will promptly respond to requests of Service Provider, Freddie Mac or a regulatory agency for information, legal and accounting opinions and other documentation related to this Agreement. End User will make its personnel and facilities available and otherwise cooperate reasonably in connection with any such review or audit and will promptly consider any reasonable process improvement suggested in such audit. Upon request, End User will provide financial statements on a yearly basis to Service Provider, who may disclose them to Freddie Mac upon request.

12.	Price and Payment.

(a)	The transaction fees for the Products will be set out in the pricing schedule with the Service Provider. The Service Provider may change the pricing schedule on thirty (30) days notice to End User.

(b)	End User will pay the Service Provider transaction fees for the model results obtained during the prior month within thirty (30) days after receipt of the Service Provider’s invoice.

13.	Intellectual Property Rights.

(a)	The Products are the sole and exclusive property of Freddie Mac. Freddie Mac reserves all rights in the Products. The Products are not being sold under this Agreement and End User will have no title or ownership interest in the Products or in any copies.

(b)	End User may not reverse engineer, modify, summarize, add to or delete information from the Products or create derivative products from the Products. Nothing in this Agreement will be deemed to transfer to End User any rights in any Freddie Mac trademark, patent, copyright or other intellectual property.

(c)	In the event Freddie Mac or Service Provider receives notice of any claim that any of the Products violate or infringe on any patent, trade secret, copyright or other proprietary right of any third party, Freddie Mac may elect to suspend or terminate this Agreement, which action will in no event be deemed to give rise to any claim against Freddie Mac or Service Provider.

14.	Governing Law. This Agreement will be construed, and the rights and obligations of the parties hereunder determined, exclusively in accordance with the substantive law of the Commonwealth of Virginia, excluding provisions of Virginia law concerning choice-of-law that would result in the law of any state other than Virginia being applied. However, the Uniform Computer Information Transactions Act (or any substantially similar law enacted by Virginia) will not apply to this Agreement or the performance of it, and instead the law of Virginia as it exists without reference to the Uniform Computer Information Transactions Act will apply.

15.	Compliance.

(a)	Freddie Mac has the right to confirm that certain marketing guidelines are followed. End User agrees to comply with the Market Sectors and Permitted Uses set out in Exhibit B and if requested by Freddie Mac will certify its compliance.

(b)	The Service Provider may temporarily cease making the Products available to End User pending inquiry into any evidence of or allegations that End User has breached this Agreement. In the inquiry reveals that a breach is likely to have occurred, the Service Provider will, in addition to all other rights available under applicable law, have the right, at its sole option, to immediately terminate this Agreement and all duties and obligations of the Service Provider hereunder.

16.	Notices. All notices required or permitted hereunder will be in writing and will be deemed to have been properly given: (i) upon delivery if delivered personally or by a courier or overnight delivery service; or (ii) five (5) business days after mailing by certified mail, postage prepaid, return receipt requested, to the parties at the following addresses (or to such other address of which either party may notify the other in a notice that complies with the provisions of this section):

If to Service Provider:	If to End User:
[insert address below]	[insert address below]

Attn.:	Attn.:
Tel:	Tel:
Fax:	Fax:
If to Freddie Mac:
With a copy to:

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive	Federal Home Loan Mortgage Corporation
Mail Stop 286	8200 Jones Branch Drive
McLean, VA 22102	Mail Stop 204
Attn: SIS relationship manager	McLean, VA 22102
Tel: 703-903-2618	Attn: Associate General Counsel, Corporate Affairs
Fax: 703-903-2616	Tel: 703-903-2600
Fax: 703-903-3698

Phone and fax numbers are provided for convenience only and not for the purpose of transmitting notices.

17.	No Agency. The Service Provider is not an agent of Freddie Mac and Freddie Mac is not responsible for any acts or omissions of the Service Provider.

18.	No Assignment. End User may not assign this Agreement without the prior written consent of the Service Provider. This Agreement and each of the provisions relating to confidentiality in Sections 6 and 7 will, however, be binding upon and inure to the benefit of the parties and their successors and assigns and will be binding upon each party’s agents, consultants, subcontractors, directors, officers, partners, principals and employees.

19.	Remedies. Any breach of those provisions of this Agreement relating to confidentiality in Sections 6 and 7 may cause substantial and irreparable harm to Proprietor for which an award of monetary damages would be an inadequate remedy., Accordingly, in the event of any such breach or threatened breach, Proprietor may seek injunctive relief in addition to all other rights and remedies available at law and in equity.

20.	Survival. The following provisions of this Agreement will survive the expiration or termination of this Agreement with the Service Provider: Section 3 (second sentence only), sections 4, 5, 6, 7, 8, 10, 11, 13, 14, 15, 16, 17, 18, 19, 20, 21 (second sentence only) 22, 24, and 25.

21.	End User Warranty. End User represents and warrants that it has not developed and is not in the process of developing an automated collateral valuation tool for commercial use. End User also represents and warrants that it will use the Products only for the permitted purposes identified in this Agreement and in the attached Marketing Guidelines and Permitted Uses.

22.	Waivers. No modification or waiver of any provision of this Agreement will be valid unless such modification or waiver is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement will be deemed a waiver of any other provision of this Agreement at that time or at any other time.

23.	Integration. This Agreement constitutes the only agreement relating to End User’s use of the Products and relating to the confidentiality of Confidential Information exchanged in connection with such use. The provisions of this Agreement expressly supersede any prior Agreement relating to the confidentiality of information exchanged between the parties as it relates to any use of the Products by End User.

24.	Severability. If any provision of this Agreement is held for any reason to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

25.	Indemnification. End User will indemnify Freddie Mac and Service Provider and their respective directors, officers, employees, successors and assigns and hold each harmless from and against any and all liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys’ fees, arising directly or indirectly out of the breach of any of End User’s obligations hereunder, whether such breach arises out of its own action or inaction or the action or inaction of End User and its directors, officers, employees, subcontractors, partners, principals and agents, successors and assigns.

IN WITNESS WHEREOF, each party has executed this Agreement effective as of the date first above written.

End User	Service Provider [insert Reseller’s name]

By:
Name:	By:
Title:	Name:
Title:

Freddie Mac Exhibits

Exhibit H

Reseller Agreement

RECITALS

WHEREAS, Distributor (as defined below) has licensed certain automated valuation products (the “Products”) developed and owned by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) the terms of which sublicense impose obligations upon Distributor; and

WHEREAS, Reseller (as defined below) desires to sublicense the Products identified in Exhibit A, the Product List, to obtain certain information generated by the Products in response to a Query (“Model Result”) to redistribute to End Users (as defined below). References to the term “Products” includes the term “Model Result,”

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions.

(a)	“Bona Fide Test” means a commercially reasonable test conducted by or on behalf of a prospective End User for the sole purpose of evaluating the Products.

(b)	“Distributor” mean a Freddie Mac customer who licenses the Products for resale to Resellers and End Users.

(c)	“End User” means a licensed party that requests a Model Result for a specific property by making a Query through a Distributor or a Reseller without the right to resell the Model Result.

(d)	“Model Result” means information generated by the Products in response to a Query.

(e)	“Products” means certain proprietary automated property valuation products offered to Distributor during the Term by Freddie Mac, including but not limited to Model Results derived from Freddie Mac’s proprietary property valuation models, proprietary software, technical interface specifications, and related proprietary algorithms that can deliver estimates of specific residential property values using Freddie Mac databases. Freddie Mac has the exclusive right to determine the Products that will be marketed under this Agreement. Exhibit A is a list of all available Products.

(f)	“Query” means a request made by a Reseller or an End User through Distributor for one or more Model Results.

(g)	“Reseller” means a customer of a Distributor who licenses the Products for resale to End Users.

(h)	“Reseller Software and Equipment” means any and all of the algorithms, programs, routines, tools, devices and documentation of software and equipment owned or licensed by Reseller from third parties to support distribution of the Products and/or transaction processing thereunder to End Users but not containing any Freddie Mac Information.

(i)	“Restricted Entity” means an entity described in Exhibit C, Restricted Entities.

(j)	“Transaction” means each instance for which a Model Result is returned in response to a Query submitted by a Reseller.

2.	Term.

(a)	Limit on Term. The term of this Agreement may not exceed the term of Freddie Mac’s agreement to license any of the Products.

(b)	Termination for Convenience. In the event Freddie Mac terminates its agreement to license any of the Products, Distributor will terminate this Agreement effective thirty (30) days from the date Distributor receives written notice of such termination.

3.	Grant of License. On the Effective Date, Distributor will license to Reseller the Products identified in Exhibit A. Such license is a limited, non-exclusive, non-transferable license to distribute the Products to End Users according to the terms and conditions of this Agreement, the Marketing Guidelines and Permitted Uses (Exhibit B), the Restricted Entity List (Exhibit C), the Contact Information (Exhibit D), the Test and Confidentiality Agreements (Exhibits F-l and F-2), the End User Agreement (Exhibit G), the Bona Fide Testing Procedure (Exhibit E), and the Authorized Use of a Transaction Account Identifier (Exhibit 1), Reseller will not use the Products for any other purpose, or disclose the Products, other than as expressly permitted by this Agreement. To the extent Freddie Mac modifies its agreement with Distributor, Distributor reserves the right to modify the corresponding terms and conditions of this Reseller Agreement and the Exhibits, upon 30 days written notice to Reseller.

4.	Third Party Beneficiary. Freddie Mac, as owner of the Products, is a third party beneficiary to this Agreement and has an independent right of action to enforce the provisions of this Agreement.

5.	Rights of Title. The Products are the sole and exclusive property of Freddie Mac. Reseller agrees that Freddie Mac reserves all rights in the Products. The Products are not being sold under this Agreement and Reseller will have no title or ownership interest in the Products or any copies.

6.	Restrictions on Use. Reseller will not reverse engineer, modify, summarize, add to, delete or disassemble the output produced from the Products or decompile, translate, modify such data, or create derivative products from the Products or allow any other person or entity to do so. Nothing contained in this Agreement will be deemed to transfer to Reseller any ownership or other proprietary interest in the Products or in any Freddie Mac trademarks, patents or other intellectual property related thereto.

7.	No Distribution Without Signed Agreement. Unless Reseller has received a signed agreement from End User substantially in the form of Exhibit G, Reseller will not provide any Products to that End User.

8.	Confidentiality.

(a)	“Freddie Mac Information” means all information previously provided, or that in the future is provided, to Reseller by Freddie Mac or by Distributor in connection with use of the Products, whether delivered orally or in writing and whether or not it is specifically marked or designated confidential, Freddie Mac Information also includes all materials that Reseller prepares based on Freddie Mac Information, including, without limitation, notes, reports or test data Reseller develops in connection with the use of the Products, or discussions with Freddie Mac employees. Without limiting the foregoing in any way, the following information constitutes Freddie Mac Information: all Freddie Mac analytic models and algorithms and any non-public information relating to Freddie Mac’s Products.

(b)	“End User Information” means Property Street Address, City, State and Zip Code, non-Freddie Mac Loan Number and Borrower’s Credit Score, that End User provides to Distributor or Freddie Mac through Reseller solely in connection with End User’s use of the Products.

(c)	Reseller will treat all Freddie Mac Information as strictly confidential Without limiting the foregoing.

(d)	Reseller will not use Freddie Mac Information except to the extent necessary to use the Products under this Agreement.

(i)	Reseller will keep the results of the Products, including any notes, files or reports its creates during its use of the Products, confidential unless otherwise provided in this Agreement or Freddie Mac agrees otherwise in writing.

(ii)	Reseller will not disclose Freddie Mac Information, except to its employees who need to know such Freddie Mac Information to use the Products and who are legally obligated to maintain the confidentiality of Freddie Mac Information and to use Freddie Mac Information only as permitted by this Agreement.

(iii)	Reseller will not copy any Freddie Mac Information, except to the extent necessary to use the Products. Reseller will retain all confidentiality markings on any Freddie Mac Information and will prominently mark “Confidential” on all copies and other materials it produces that include Freddie Mac Information.

(e)	Reseller will treat all End User Information as strictly confidential. Without limiting the foregoing:

(i)	Reseller will not use End User Information except in connection with performance of services related to the Products.

(ii)	Reseller will not disclose End User Information, except

(A)	to its employees who need to know such End User information in connection with performance of services related to the Products and who are legally obligated to maintain the confidentiality of End User Information and to use End User Information only as permitted by this Agreement; and

(B)	to third parties assisting Reseller in connection with performance of services related to the Products who have agreed to keep End User Information confidential and to use End User Information only as permitted by this Agreement (which agreement may be in an agreement that does not specifically mention End User Information as long as End User Information is covered by the agreement).

9.	Restricted Entity. Reseller will not market, and will not permit its End Users to market to the Restricted Entities set out in Exhibit C, as such list is modified by Freddie Mac from time to time.

10.	End User Approval. Prior to entering into an End User Agreement, and prior to making any external communication regarding a new customer, Reseller will provide Distributor with the information required in Exhibit D, Contact Information. Receipt of the Contact Information does not constitute approval of the proposed End User by Distributor. Freddie Mac has the right, in its sole, but reasonable discretion, to reject any Reseller or End User with whom Distributor desires to enter or has entered into a Product license, whether or not Reseller or End User is a Restricted Entity.

11.	Marketing Guidelines. Reseller will comply with the Marketing Guidelines (Exhibit B) relating to Market Sectors and Permitted Uses. Freddie Mac has reserved the right to modify the Marketing Guidelines from time to time, and Reseller agrees to comply with any such modified requirements.

12.	Appearance and Operation of System Interfaces. The Reseller Software and Equipment will adhere to the formatting of the Products as outlined in the Marketing Guidelines and Permitted Uses, Exhibit B including but not limited to guidelines relating to use of Freddie Mac’s logo and trademark. Non-graphical interfaces, such as batch processing or system-to-system connections, and all Transactions will be clearly identified as the respective Freddie Mac Product and not co-branded or merged with any non-Product.

13.	No Right to Store Licensed Data. Upon delivery of a Model Result to an End User, Reseller will purge from its systems, data storage devices, and data storage media within two (2) calendar years all information and data (if any) associated with such Model Result request and will destroy any paper documents containing such information. Notwithstanding the foregoing, Reseller may store Model Results in Reseller’s systems in the original Model Result report format (similar to an electronic photocopy) created for End User in a manner that provides no ability to copy, move or otherwise recreate the stored Model Result in a database form for the purpose of creating a database of property values or manipulating the property values in any way. Retrieval of any such stored Model Result is limited; Reseller may only provide a stored Model Result to the same End User that submitted the original query that produced the Model Result. In no event may Reseller store the Model Result for this purpose for more than two (2) years from the date of the original Model Result report.

14.	Brand Integrity. The Products and Model Results must be clearly identified as a Freddie Mac Home Value Product as set forth in Exhibit B, Marketing Guidelines and Permitted Uses. The Products and Model Results may not be

repackaged, merged with, or offered for sale, as products or model results not derived from Freddie Mac without Freddie Mac’s prior written consent. Likewise, non-Freddie Mac products or model results may not be repackaged, merged with, or offered for sale, as Freddie Mac Products or Model Results.

15.	Active Marketing Efforts. Reseller will use commercially reasonable efforts to actively market the Products to new End Users.

16.	Freddie Mac’s Right to Market. Reseller agrees that Freddie Mac has the right to meet with, market, contract, and distribute the Products directly to any End Users even if Reseller has already entered into an agreement or made contact with such entities for the purpose of entering into an End User Agreement.

17.	System Support and Maintenance. Reseller will make commercially reasonable efforts to support and maintain the Reseller Software and Equipment for the purpose of delivering the Products to End Users. Reseller will provide customer service support, proper outage notification, and problem resolution capability to ensure the Reseller Software and Equipment operates and delivers the Products in a commercially reasonable manner.

18.	Pricing. Distributor may change the applicable Product pricing schedule on thirty (30) days written notice to Reseller.

19.	Bona Fide Test.

(a)	Bona Fide Tests must contain a minimum of 500 and a maximum of 100,000 address records unless Freddie Mac has given its prior written consent to an exception.

(b)	Bona Fide Tests will be limited to a maximum of two (2) requests per End User in a twelve (12) month period unless Freddie Mac has given its prior written consent to an exception.

(c)	Bona Fide Test results may not be merged or commingled with results from third party applications.

(d)	Freddie Mac will return all Bona Fide Test results directly to End User.

(e)	Bona Fide Test requests are typically processed within three (3) to five (5) business days.

(f)	All summaries of Bona Fide Test results performed by or on behalf of End User must be forwarded to the appropriate Freddie Mac relationship manager. All third party test results must be unidentifiable.

(g)	Upon the earliest of (a) one (1) year of receipt of the Bona Fide Test results, or (b) written demand by Freddie Mac, End User will destroy all Bona Fide Test results and all copies thereof, if any. Within five business days of the occurrence of (a) or (b) of this section, End User will certify the destruction of Bona Fide Test results in writing to Freddie Mac.

20.	Self-Help Steps for infringement Claim and Actions.

(a)	If Freddie Mac or Distributor receives notice of any legal claim, including but not limited to an infringement claim, regulatory, political and/or governmental advisory or potential action, Distributor will have the right, upon five (5) days notice to Distributor to take such steps as it deems advisable including:

(i)	the temporary suspension of the operation of this Agreement; and/or

(ii)	the termination of this Agreement (in whole or in part with respect to particular Products).

(b)	Distributor’s suspension or termination of this Agreement pursuant to this section will in no event be deemed to give rise to any claim against Distributor or Freddie Mac.

21.	Audit.

(a)	Upon request, Reseller will:

(i)	allow Distributor, Freddie Mac or any regulatory agency with jurisdiction over Reseller or its customers to review or audit Reseller’s records, files, processes and controls related to this Agreement; and

(ii)	will promptly respond to requests of Distributor, Freddie Mac or a regulatory agency for information, legal and accounting opinions and other documentation related to this Agreement.

(b)	Reseller will make its personnel and facilities available and otherwise cooperate reasonably in connection with any such review or audit and will promptly consider any reasonable process improvement suggested in such audit. Upon request, Reseller will provide audited financial statements to Distributor, who may disclose them to Freddie Mac.

22.	No Assignment. Reseller may not assign this Agreement without the prior written consent of Distributor. This Agreement and each of the provisions relating to confidentiality are binding upon and will inure to the benefit of the parties and their successors and assigns and will be binding upon each party’s agents, consultants, subcontractors, directors, officers, partners, principals and employees.

2.3.	No Agency. Distributor is not an agent of Freddie Mac and Freddie Mac is not responsible for any acts or omissions of Distributor.

24.	Governing Law. This Agreement will be construed, and the rights and obligations of the parties hereunder determined, exclusively in accordance with the substantive law of the Commonwealth of Virginia, excluding provisions of Virginia law concerning choice-of-law that would result in the law of any state other than Virginia being applied. However, the Uniform Computer Information Transactions Act (or any substantially similar law enacted by Virginia) will not apply to this Agreement or the performance of it, and instead the law of Virginia as it exists without reference to the Uniform Computer Information Transactions Act will apply.

25	DISCLAIMER. THERE ARE NO WARRANTIES IN THIS RESELLER AGREEMENT, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THOSE CONCERNING MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR STATEMENT NOT EXPRESSLY CONTAINED IN THIS AGREEMENT WILL BE BINDING AS A WARRANTY. EXCEPT AS IS OTHERWISE EXPRESSLY STATED HEREIN, THE PRODUCTS ARE PROVIDED “AS IS” AND ALL USES THEREOF ARE AT THE RISK OF THE RESELLER AND ITS END USERS. WITHOUT LIMITING THE DISCLAIMER IN THIS SECTION, FREDDIE MAC DOES NOT WARRANT THAT THE OPERATION OF THE PRODUCTS WILL BE ERROR FREE IN ALL CIRCUMSTANCES.

26.	LIMITATION OF LIABILITY.

(a)	IN NO EVENT WILL FREDDIE MAC OR DISTRIBUTOR BE LIABLE TO RESELLER OR TO END USER OR ANY OTHER INDIVIDUAL OR ENTITY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY TYPE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, ARISING OUT OF OR RELATING IN ANY MANNER TO THIS AGREEMENT, THE TERMINATION OF THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF FREDDIE MAC’S OBLIGATIONS HEREUNDER, WHETHER UNDER A CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY, EVEN IF FREDDIE MAC IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

(b)	IN NO EVENT WILL ANY ENTITY FREDDIE MAC USES TO PROVIDE ACCESS TO THE PRODUCTS OR DATA SERVICES RELATED THERETO BE LIABLE TO RESELLER OR TO END USER OR ANY OTHER THIRD PARTY FOR ANY DAMAGE WHATSOEVER INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES AND LOST PROFITS, ARISING OUT OF OR RELATING IN ANY MANNER TO THIS AGREEMENT. THE FREDDIE MAC SERVICE PROVIDERS ARE THIRD PARTY BENEFICIARIES OF THIS DISCLAIMER.

(c)	NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT WILL THE AGGREGATE LIABILITY OF FREDDIE MAC OR ITS DISTRIBUTOR ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT EXCEED TEN THOUSAND DOLLARS ($10,000). FOR PURPOSES OF THIS SECTION, THE TERM AGGREGATE LIABILITY WILL INCLUDE, WITHOUT LIMITATION, ATTORNEYS FEES.

Reseller -
Distributor	[insert Reseller’s corporate name] (“Reseller”)
First American CoreLogic, Inc. (“FACL”)
	By:	/s/ Kathy Manzione
	Name:	Kathy Manzione
By:	Title:	President
Name:
Title: